As filed with SEC on _______________,2000 File No. 0-29670

                         SECURITIES EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM SB-2/A
                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             SEC FILE NO. 333-51314
                         Commission file number 0-29670

                                  DRUCKER, INC.
             (Exact name of registrant as specified in its charter)

DELAWARE                                                           N/A
--------                   ---------------------------             ---
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employer
                           Classification Code Number)       Identification No.)

            #1 - 1035 RICHARDS STREET, VANCOUVER B.C., CANADA V6B 3E4
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

             GERALD RUNOLFSON, PRESIDENT, #1 - 1035 RICHARDS STREET,
                         VANCOUVER B.C., CANADA V6B 3E4
        ----------------------------------------------------------------
                                 (604) 681-4421
                                 --------------
                         (Agent for Service of Process)

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering /__/.

         If delivery of the prospectus is expected to be made pursuant to Rule 434; please check the following box /__/.

                               Page 1 of 70 pages
                         Exhibit Index Begins on Page 71

                                          Calculation of Registration Fee

Title of each            Proposed                Proposed                Proposed                 Amount of
class of                 Amount of               maximum                 maximum                  registration fee
securities to be         shares to be            offering price          aggregate
registered               registered              per share(4)            offering price (4)
------------------------------------------------------------------------------------------------------------------
Common                   5,542,065               $.20                    $110,813                 $487.70
Stock(1)

Shares
Underlying A             5,542,065               $.20                    $110,813                 $487.70
Warrants(2)

Shares
Underlying B             5,542,065               $.20                    $110,813                 $487.70
Warrants(3)

=======================  ======================= ======================= =======================  ======================
Total                    16,626,195              $.20                    $3,325,239               $1,463.10
=======================  ======================= ======================= =======================  ======================


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission acting pursuant to said Section 8(a) may determine.


(1) The shares of common stock registered represent the number of shares held by selling shareholders.

(2) The shares of common stock registered represent the shares underlying A warrants held by selling shareholders.

(3) The shares of common stock registered represent the shares underlying B warrants which may be purchased by selling shareholders if the A warrants are exercised.

(4) Based on the average of the bid and ask price on the OTC Bulletin Board for the Company's Common Stock for the trading day preceding filing computed pursuant to Rule 457.

                              CROSS REFERENCE SHEET

         Pursuant to Item 501(b) of Regulation S-K and Rule 404(a) the following cross-reference sheet shows the location in the prospectus of the information required to be included in response to Items of Form SB-2.

                                     PART I
                  ITEM                                        LOCATION
                  ----                                        --------
Item 1            Forepart of Registration                    Forepart of Registration
                  Statement and Outside Front Cover           Statement and Outside Front
                  Page of Prospectus                          Cover Page of Prospectus

Item 2            Inside Front and Outside Back               Inside Front and Outside Back
                  Cover Pages of Prospectus                   Cover Pages of Prospectus

Item 3            Summary Information, Risk Factors           Summary, Risk Factors
                  and Ratio of Earnings to Fixed
                  Charges

Item 4            Use of Proceeds                             Use of Proceeds

Item 5            Determination of Offering Price             Determination of Offering Price

Item 6            Dilution

Item 7            Selling Security Holders                    Selling Security Holders

Item 8            Plan of Distribution                        Plan of Distribution

Item 9            Legal Proceedings                           Legal Matters

Item 10           Directors, Executive Officers,              Directors, Executive Officers,
                  Promoters and Control Persons               Promoters and Control Persons

Item 11           Security Ownership of Certain               Security Ownership of Certain
                  Beneficial Ownership and                    Beneficial Ownership and
                  Management                                  Management

Item 12           Description of Securities                   Description of Securities

Item 13           Interest of Named Experts and               Experts
                  Counsel



                                        3

Item 14           Disclosure of Commission Position           Management - Indemnification of
                  on Indemnification For Securities           Officers and Directors
                  Act Liabilities

Item 15           Organization within Last Five               Business History
                  Years

Item 16           Description of Business                     Business History

Item 17           Management Discussion and                   Management Discussion and
                  Analysis of Operations                      Analysis of Operations

Item 18           Description of Property                     Business History

Item 19           Certain Relationships and Related           Relationships and
                  Party Transactions                          Related Party Transactions

Item 20           Market for Common Equity and                Price Range of Our Common Stock
                  Related Stockholder Matters                 & Stockholder Matters

Item 21           Executive Compensation                      Executive Compensation

Item 22           Financial Statements                        Financial Statements

Item 23           Changes In and Disagreements                Changes In and Disagreements
                  With Accountants                            With Accountants

                                     PART II

Item 24           Indemnification of Officers and             Indemnification
                  Directors

Item 25           Other Expenses of Issuance and              Other Expenses of Offering
                  Distribution                                Registration and Distribution

Item 26           Recent Sales of Unregistered                Recent Sales of Unregistered
                  Securities                                  Securities

Item 27           Exhibits, Financial Statements              Exhibits, Financial Statements
                  and Schedules                               and Schedules

Item 28           Undertakings                                Undertakings

Item 29           Financial Statements and Schedules          Financial Statements and Schedules



                                        4

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED, WE MAY NOT DISTRIBUTE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                    PROSPECTUS DATED __________________, 2000

                                  DRUCKER, INC.

                        16,626,195 Shares of Common Stock

         The offering price per share will be a price based upon current market price. Drucker, Inc. is engaged in the acquisition, exploration and development of mineral properties and oil and natural gas properties.

         Drucker, Inc. is offering 16,626,195 shares of common stock, 5,542,065 of which shares are outstanding and 5,542,065 are shares underlying A warrants and 5,542,065 are shares underlying B warrants if the A warrants are exercised in full.

         WE URGE YOU TO READ THE RISK FACTORS BEGINNING ON PAGE 12 ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         We will not receive any proceeds from the shares of common stock sold by the selling stockholders. However, we may receive proceeds from sale of shares if the A warrants are exercised, and subsequently, if the B warrants are exercised. See "Use of Proceeds".

         Our offering (the "Offering") is not being underwritten. Our shareholders are offering up to 16,626,195 shares of common stock including shares underlying A and B warrants which have been registered for sale by certain of our selling stockholders (as defined) pursuant to this prospectus from time to time to purchasers directly, or through agents, brokers or dealers at market or negotiated prices. We are also registering 11,084,130 shares which underly the A warrants, if exercised, and B warrants, if exercised. Thus, the distribution of shares of common stock may occur over an extended period of time. See "Plan of Distribution." Our selling shareholder's shares registered under this prospectus will be sold over an extended period of time, on a delayed or continuous basis.

         The Selling Stockholders and any broker-dealer who acts in connection with the sale of shares may be deemed to be "underwriters," as that term is defined in the Securities Act, and any commission received by them and profit on any resale of the shares of common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders will pay or assume brokerage commissions or underwriting discounts incurred in connection with the sale of their shares of common stock, which commissions or discounts will not be paid or assumed by us. See "Plan of Distribution."

         Our common stock is currently trading on the OTC Bulletin Board under the symbol of "DKIN." The last reported sale price of common stock on November 30, 2000 on the OTCBB was $.21 closing.

                                TABLE OF CONTENTS

Prospectus Summary                                                            8
Summary of Financial Information                                              10
Risk Factors                                                                  12
Risks Relating to Oil and Gas Business in General                             18
Business                                                                      22
Price Range of Our Common Stock & Stockholder Matters                         32
Management's Discussion and Analysis of Financial
         Condition and Results of Operations                                  33
Capitalization                                                                40
Management                                                                    42
Security Ownership of Principal Owners and Management                         46
Relationships and Related Transactions                                        48
Legal Matters                                                                 49
Changes In and Disagreements with Accountants                                 50
Description of Securities                                                     50
Transfer Agent and Registrar                                                  51
Limitations on Directors Liability                                            51
Plan of Distribution                                                          51
Selling Stockholders                                                          52
Determination of Offering Price                                               66
Experts                                                                       66
Where You Can Find More Information                                           66
Index to Financial Statements                                                 68

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SIGNIFICANT ASPECTS OF OUR BUSINESS AND THIS OFFERING, BUT YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, BEFORE MAKING AN INVESTMENT DECISION. WHEN WE REFER TO OUR COMPANY IN THIS PROSPECTUS, WE REFER TO US AND OUR SUBSIDIARIES, AS A COMBINED ENTITY, EXCEPT WHERE WE INDICATE OTHERWISE. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS."

         The information set forth in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words "estimated," "intends," "believes," "plans," "planning," "expects," and "if" are intended to identify forward-looking statements. Although we believe that the assumptions made and expectations reflected in the forward-looking statements are reasonable, it must be recognized that there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the Company's expectations.

                                  DRUCKER, INC.

         On February 4, 1971, we were incorporated under the laws of the State of Idaho, under the name of Monetary Metals Corporation. We went through a succession of mergers and reorganizations through 1995, without operating successfully.

         On September 4, 1991, we filed a Certificate of Amendment in the State of Delaware changing our name to Drucker Industries, Inc.

         At December 31, 1995, we had terminated any attempts in the N-Viro business. No activities were conducted in 1995 or 1996. In 1997, we engaged new management who adopted a business plan to engage in oil and gas exploration. We drilled an unsuccessful test well in China in 1998 and then abandoned further attempts in China. We are currently participating in oil exploration in Egypt in a joint venture in which six wells have been completed as producers, and have participated in two wells in Algeria in an exploration venture in 2000.

         We changed our name to Drucker, Inc. in October 2000.

         We are still in the early stages of operations, and we may not fulfill our stated goals until much later in the future, if at all. We have had a limited operating history since our organization in 1971 and have experienced significant losses since inception. We are dependent on private placements with investors for our resources and funding. See "Risk Factors."

                              SELLING SHAREHOLDERS

         Our selling shareholders are offering 16,626,195 common shares, 5,542,065 of which they previously purchased, for sale as market conditions allow and if they exercise A warrants which they hold, they will have up to an additional 5,542,065 shares to sell. If they then exercise B warrants, up to an additional 5,542,065 shares may be sold by our selling shareholders. (See "Selling Shareholders" and "Plan of Distribution.")

                                  THE OFFERING

         The selling shareholders propose to offer 16,626,195 shares of our common stock at the market prices, continuously, upon effectiveness of the Registration Statement. (See "Plan of Distribution" for information concerning the offering.)

                    NET PROCEEDS TO THE SELLING SHAREHOLDERS

Offering @ market price                              $ (To be inserted in final
                                                        amendment)

Outstanding common stock offered
By selling shareholders                                5,542,065 shares

Common stock outstanding now                          32,476,250 shares

Common stock outstanding if our
shareholders exercise all of A warrants               38,018,315 shares

Common stock outstanding if
B warrants are exercised                              43,560,380 shares

Total shares offered by our
selling stockholders                                  16,626,195 shares

Use of Proceeds.                                     We will not receive any
                                                     proceeds from the sale of
                                                     shares of common stock by
                                                     the selling stockholders.

OTC Bulletin Board Symbol                            DKIN

                          SUMMARY FINANCIAL INFORMATION

         The summary financial information presented below as of December 31, 1999 and 1998 was derived from our audited financial statements appearing elsewhere in this prospectus. The financial information for the nine months ended September 30, 2000 was derived from our unaudited financial statements. In the opinion of management the financial information for the nine months ended September 30, 2000, contain all adjustments, consisting only of normal recurring accruals necessary for the fair presentation of the results of operations and financial position for that period. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this prospectus.

         Financial information for the year ended December 31, 1999 is compared to the year ended December 31, 1998.

                                                          1999                               1998
                                                          ----                               ----

Total Currents Assets                                  1,887,666                          2,771,380
Other                                                  1,606,290                          1,262,106

Total Assets                                          $3,493,956                         $4,033,486
Total Current Liabilities                                 81,109                             47,455
Total Shareholder's Equity                             3,412,847                          3,986,031
Total Revenues and Fees                                        0                                  0
General and Administrative Expenses                      218,441                            182,405
Income From Operations                                         0                                  0
Total Other Income (Expenses)                                  0                                  0

Net Income (Loss)                                       (573,184)                          (641,130)
Basic and Diluted Earnings Per
Common Shares                                               (.02)                              (.02)
                                                     ================================================
Weighted Average Number of Common

Shares Outstanding                                    32,476,250                         32,476,250
                                                     ================================================



                                       10

         The following unaudited supplementary data presents comparative summary financial information for the nine months ended September 30, 2000 (unaudited):
                                                                First Nine Months               First Nine Months
                                                                      1999                           2000
                                                           ---------------------------  ------------------------------
Total Revenues                                                           -                          2,223,398
Royalties                                                                -                            961,822
                                                           ---------------------------  ------------------------------
Operating Expenses                                                 704,737                          1,045,260
                                                           ---------------------------  ------------------------------
General & Administrative Expenses                                  138,492                            145,299
                                                           ---------------------------  ------------------------------
Income (loss) From Operations                                     (843,229)                            71,017
Total Other Income (Expenses)                                      105,449                             61,002
Net Income (loss)                                                 (737,780)                           132,019
                                                           ===========================  ==============================

Basic and Diluted Earnings Per Common                               $(0.02)                             $0.00
Share
                                                           ===========================  ==============================
Basic Weighted Average Number of Common
Shares Outstanding                                              32,476,250                         32,476,250
                                                           ===========================  ==============================

         The  following  unaudited  supplementary  data  presents net income per share for the fiscal year ended  December  31,  1999 and the nine  months  ended
September 30, 2000 (unaudited).  There will be no effect or change to the number of shares outstanding.
                                                                                         PERIOD
                                                                                         ------
                                                                                 1999                  2000
                                                                  ---------------------------  -----------------------
Net income (loss) before income taxes as reported                                  $(336,348)          $132,019

Net income                                                                         $(336,348)          $132,019

Basic and diluted Weighted average common shares                                   32,476,250        32,476,250
outstanding

Basic and diluted Income per common share                                             $(0.01)             $0.00
                                                                  ===========================  =======================


                                       11

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE SHARES OF OUR COMMON STOCK.

RISK FACTORS

         The securities to be offered by this prospectus may involve a high degree of risk. Certain risk factors relating to our business are set forth below. IF OIL GATHERING AND TRANSPORTATION IS NOT AVAILABLE IT MAY AFFECT OUR CASH FLOW.

         We depend on oil gathering and transportation facilities to move our production to market and we cannot guarantee that these facilities will be available when needed or that we will have access to these facilities when needed. If these facilities are not available, we will be unable to sell the oil we have produced.

         The marketability of our oil production depends in part on the availability, proximity and capacity of gathering systems, pipelines and if necessary, transport facilities. The expansion of transportation capacity in the area is likely to require significant capital outlays by the transport companies. Our ability to market our oil production could also be limited because much of our production is transported on an overland basis and, therefore, the transporter could unilaterally elect to stop transporting our oil due to many factors, including lack of available capacity. We cannot guarantee that our wells will not be shut-in for significant periods of time due to the lack of transportation.

         ESTIMATES OF OIL RESERVES ARE UNCERTAIN AND INHERENTLY IMPRECISE. WE HAVE NOT COMPLETED A STUDY OF OUR ACTUAL RESERVES. OUR ACTUAL RESERVES COULD BE MATERIALLY LESS THAN THE ESTIMATES IF WE EVER MAKE ANY ESTIMATES.

         Reserve estimates are based upon various assumptions, including assumptions relating to oil prices, drilling and operating expenses, capital expenditures, taxes and the availability of funds. The process of estimating oil reserves is complex. This process requires significant judgment in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Therefore, estimates are inherently imprecise. Because of the limited amount of performance data currently available for our wells, the potential for future reserve revisions and unknown nature of the field area, a reserve estimate is not able to be completed within typical reserve estimate parameters.

         Actual future production, oil prices, revenues, operating expenses, taxes, development expenditures and quantities of recoverable oil reserves will most likely vary from those when estimated. Any significant variance could materially affect the estimated quantities and present value of future net revenues. Our properties may also be susceptible to hydrocarbon drainage from production by other operators on adjacent properties. In addition, we may adjust future estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil prices and other factors, many of which are beyond our control.

         You should not assume that the present value of any future net cash flows which we may compute is the current market value of our estimated oil reserves. In accordance with SEC requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by oil purchasers or changes in governmental regulations or taxation could also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor. The effective interest rate at various times and the risks associated with our Company or the oil and gas industry in general will affect the accuracy of the 10% discount factor.

         WE HAVE A LIMITED OPERATING HISTORY, WHICH PROVIDES LITTLE HISTORICAL INFORMATION TO AN INVESTOR.

         We generated no revenues until January 2000. We are subject to all the risks inherent in the development of a new business. There is a limited operating history upon which to base an assumption that we will be able to successfully implement our business plans and achieve our business goals, and an investor may not have sufficient performance information, which increases the investment risk.

         COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS COULD LIMIT OUR DRILLING ACTIVITIES AND INCREASE OUR COSTS TO OPERATE. IN TURN, THIS COULD ADVERSELY AFFECT OUR DEVELOPMENT PROGRAM AND CASH FLOW.

         We could face significant liabilities to governmental agencies and third parties for discharging oil, oil or other pollutants into the air, soil or water, and be required to spend substantial amounts on investigations, litigation and remediation. We cannot be certain that existing environmental laws or regulations, as interpreted now or in the future, or future laws or regulations will not materially adversely affect our results of operations and financial condition or that we will not face material indemnity claims with respect to properties we own. Our industry is subject to extensive regulation which may increase our costs.

         OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATION UNDER LOCAL AND NATIONAL LAWS RELATING TO THE EXPLORATION FOR, AND THE DEVELOPMENT, PRODUCTION, MARKETING, PRICING, TRANSPORTATION AND STORAGE OF OIL, AS WELL AS ENVIRONMENTAL AND SAFETY MATTERS.

         New laws or regulations, or changes to current requirements, could have a material adverse effect on our business. In the past, prices of oil have been controlled by governmental regulation and there can be no assurance that price controls will not be implemented again.

         DEPRESSED PRICES FOR OIL WOULD AFFECT OUR BUSINESS.

         Our revenues, operating results, profitability, future rate of growth and the carrying value of our properties depend heavily on prevailing market prices for oil. We expect the markets for oil to continue to be volatile. Any substantial or extended decline in the price of oil would have a material adverse effect on our financial condition and results of operations. A decline could reduce our cash flow and borrowing capacity, as well as the value and quantity of our oil reserves. Various factors beyond our control will affect prices of oil, including:

--World supplies of oil;
--domestic  economic  conditions;
--marketability  of production;
--the level of consumer demand;
--the price, availability and acceptance of alternative fuels;
--the availability of pipeline and compressor capacity;
--weather conditions; and
--actions of local and foreign authorities.

         These external factors and the volatile nature of the energy markets make it difficult to estimate future prices of oil.

         WE FACE RISKS RELATED TO TITLE TO THE LEASES WE ENTER INTO THAT MAY RESULT IN ADDITIONAL COSTS AND AFFECT OUR OPERATING RESULTS.

         It is customary in the oil and gas industry to acquire a leasehold interest in a property based upon a preliminary title investigation. If the title to the leases in which we particpate is defective, we could lose the money already spent on acquisition and development, or incur substantial costs to cure the title defect. It is possible that the terms of oil and gas leases in which we participate may be interpreted differently depending on the state in which the property is located. For instance, royalty calculations can be substantially different from country to country, depending on each country's interpretation of lease language concerning the costs of production. We cannot guarantee that there will be no litigation concerning the proper interpretation of the terms of our leases. Adverse decisions in such litigation could result in material costs or the loss of one or more leases.

         WE FACE COMPETITION FROM OTHER COMPANIES IN THE EXPLORATION AND DEVELOPMENT OF OIL AND FOR THE ACQUISITION OF SUITABLE LEASEHOLD INTERESTS. THIS COMPETITION COULD RESULT IN AN INCREASE IN OUR COSTS TO ACQUIRE LEASEHOLD INTERESTS AND/OR REDUCE THE MARGINS WE ACHIEVE ON SALES OF OIL.

         Competition to acquire leasehold interests, as well as competition in the oil and gas exploration and production industry as a whole, is intense. We compete with a number of companies that possess greater financial, marketing, personnel, and other resources than are available to us. Different companies evaluate potential acquisitions differently. This results in widely differing bids. If other bidders are willing to pay higher prices than we believe are supported by our evaluation criteria, then our ability to acquire prospects could be limited. Low or uncertain prices for leasehold interests could cause potential sellers to withhold or withdraw properties from the market. In such an environment, we cannot guarantee that there will be a sufficient number of suitable prospects available for acquisition. We may also be limited in our options for developing prospects. As oil and gas industry continues to do well we expect leasehold acquisition costs to increase. In this type of an environment, we will be required to acquire leasehold interests for costs that are greater than we have paid historically.

         WE MAY NOT BE ABLE TO OBTAIN ADEQUATE FINANCING TO EXECUTE OUR OPERATING STRATEGY.

         We will address our long-term liquidity needs through the use of bank credit facilities, the issuance of debt and equity securities, joint venture financing, production payments and the use of cash provided by operating activities.

         The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil prices and the market value and operating performance of our Company. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

         SHUT-IN WELLS, CURTAILED PRODUCTION AND OTHER PRODUCTION INTERRUPTIONS MAY AFFECT OUR ABILITY TO DO BUSINESS AND RESULT IN DECREASED REVENUES.

         Our production may be curtailed or shut-in for considerable periods of time due to any of the following factors:

--a lack of market demand;
--government regulation;
--pipeline and processing interruptions;
--production allocations;
--equipment or manpower shortages;

--diminished pipeline capacity; and
--force majeure.

         These curtailments may continue for a considerable period of time resulting in a material adverse effect on our results of operations and financial condition.

         WE ARE SUBJECT TO OPERATING RISKS THAT MAY NOT BE COVERED BY OUR INSURANCE.

         The exploration for and production of oil involves certain operating hazards, such as:

--well blowouts;
--craterings;
--explosions;
--fires;
--uncontrollable flows of oil or well fluids;
--formations with abnormal pressures;
--pipeline  ruptures  or spills;
--pollution;
--releases  of toxic  gas;  and
--other environmental hazards and risks.

         Any of these hazards could cause us to suffer substantial losses if they occur. We may also be liable for environmental damage caused by previous owners of the property we have leased. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate our funds available for acquisitions, exploration and development or cause us to suffer losses. In accordance with customary industry practices, we maintain insurance against some, but not all, risks and losses. We currently carry well control insurance as well as property and general liability insurance. We may elect to self-insure if our management believes that the cost of insurance, although available, is excessive relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our financial condition and results of operations.

         EXPLORATORY DRILLING IS AN UNCERTAIN PROCESS WITH MANY RISKS TO THE COMPANY AND OUR INVESTORS.

         Exploratory drilling involves numerous risks, including the risk that we will not find any commercially productive oil reservoirs. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including:

--unexpected drilling conditions;
--pressure or irregularities in formations;
--equipment failures or accidents;

--adverse weather conditions;
--compliance with governmental requirements; and
--shortages or delays in the availability of drilling rigs and the delivery of equipment.

         Our future drilling activities may not be successful, nor can we be sure that our overall drilling success rate or our drilling success rate for activity within a particular area will not decline. Unsuccessful drilling activities could have a material adverse effect on our results of operations and financial condition. Also, we may not be able to obtain any options or lease rights in potential drilling locations. Although we have identified numerous potential drilling locations, we cannot be sure that we will ever drill them or that we will produce oil from them or any other potential drilling locations.

        THE LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE.

         Our operations depend on a relatively small group of key management and technical personnel. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on us. Our future success will depend on our ability to attract and retain skilled management personnel.

         OUR SHARES THAT ARE ELIGIBLE FOR FUTURE SALE MAY HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

         As of December 31, 1999, 32,476,250 shares of common stock were outstanding. In addition, options and warrants to purchase 14,034,130 shares are outstanding, of which 11,084,130 were exercisable at March 31, 2002. These outstanding options and warrants are exercisable at prices ranging from $.40 to $.60 per share. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock could adversely affect the market price of the common stock and could impair our ability to raise capital through the sale of our equity securities.

         WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

         We anticipate using all of our revenues and profits, if any, toward additional exploration, and general and administrated expenses.

                           FORWARD-LOOKING STATEMENTS

         Some of the statements contained in this prospectus that relate to our business and the industry we operate in are forward-looking. Statements or assumptions related to or underlying such forward-looking statements include, without limitation, statements regarding:

-the quality of our properties with regard to, among other things, the existence of reserves in  economic quantities;
-our ability to increase our reserves through exploration and development; -the number of locations to be drilled and the time frame within which they will be drilled;
-anticipated  demand for oil; and
-the adequacy of our sources of capital resources and liquidity.

         Actual results may differ materially from those suggested by the forward-looking statements for various reasons, including those discussed under the caption "Risk Factors".

        RISKS RELATED TO THE OIL AND GAS BUSINESS IN GENERAL WHICH COULD
                               ADVERSELY AFFECT US

         Our operations will be subject to all of the risks normally incident to the production of oil and gas, including blowouts, pollution and fires. Each of these incidents could result in damage to or destruction of oil and gas wells or formations or production facilities or damage to persons or property. As is common in the oil and gas industry, we are not fully insured against these risks either because insurance is not available or because we have elected not to insure due to prohibitive premium costs.

         Our future oil and gas activities may involve a significant risk that commercial oil or gas production will not be maintained. The costs of drilling, completing reworking or operating wells is often uncertain. Further, operations, may be curtailed or delayed as a result of many factors, weather conditions, delivery delays, shortages of pipe and equipment, and the availability of workover equipment.

         The oil and gas business is further subject to many other contingencies which are beyond our control. Wells may have to be shut-in because they have become uneconomical to operate due to changes in the price of oil, depletion of reserves, or deterioration of equipment. Changes in the price of imported oil, the discovery of new oil and gas fields and the development of alternative energy sources have had and will continue to have an important effect on our business.

         Because of these factors, our operating results in one or more future periods could fail to meet or exceed the expectations of securities analysts or investors. In that event, any trading price of our common stock would likely decline.

WE WILL NEED SIGNIFICANT ADDITIONAL FUNDS, WHICH WE MAY NOT BE ABLE TO OBTAIN

         The expansion and development of our business will require significant additional capital. We intend to seek substantial additional financing in the future to fund the growth of our operations, including funding the significant capital expenditures and working capital requirements necessary for us to provide service in our targeted markets. We believe that our current capital resources will be sufficient to fund our aggregate capital expenditures and working capital requirements, including operating losses, through approximately December 2001. In addition, our actual funding requirements may differ materially if our assumptions underlying this estimate turn out to be incorrect.

         We may be unable to obtain any future equity or debt financing on acceptable terms or at all. Recently the financial markets have experienced extreme price fluctuations. A market downturn or general market uncertainty may adversely affect our ability to secure additional financing. If we are unable to obtain additional capital or are required to obtain it on terms less satisfactory than what we desire, we will need to delay deployment of our network services or take other actions that could adversely affect our business, prospects, operating results and financial condition. To date, our cash flow from operations has been insufficient to cover our expenses and capital needs. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

OUR SUCCESS DEPENDS ON OUR RETENTION OF KEY PERSONNEL AND ON THE PERFORMANCE OF THOSE PERSONNEL

         Our success depends on the performance of our officers and key employees. They are Gerald Runolfson, Ken Kow, Ernest Cheung, Patrick Chan, and Joseph S. Tong. Members of our management team have worked together for only a short period of time. We do not have "key person" life insurance policies on any of our employees nor do we have employment agreements for fixed terms with any of our employees. Any of our employees, including any member of our management team, may terminate his or her employment with us at any time. Given our early stage of development, we depend on our ability to retain and motivate high quality personnel, especially our management. Our future success also depends on our continuing ability to identify, hire, train and retain highly qualified personnel. Moreover, the industry in which we compete has a high level of employee mobility and aggressive recruiting of skilled personnel. We may be unable to continue to employ our key personnel or to attract and retain qualified personnel in the future. We face intense competition for qualified personnel, particularly in software development, network engineering and product management. Please see "Business-Employees" and "Management."

WE EXPECT OUR STOCK PRICE TO BE VOLATILE

         Our stock price could fluctuate widely in response to many factors, including the following:

1.       our historical and anticipated quarterly and annual operating results;
2.       variations   between  our  actual  results  and  analyst  and  investor expectations;
3.       announcements   by   us   of   significant   acquisitions,    strategic
         partnerships, joint venture or capital commitments;
4.       additions or departures of key personnel;
5.       general market and economic conditions.

         In addition, in recent years the stock market in general, and the Nasdaq National Market and the market for oil and gas companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of these companies. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS MAY NOT BE ACCURATE

         Included in this prospectus are various forward-looking statements which can be identified by the use of forward looking terminology such as "may," "will," "expect," "anticipate," "estimate," "continue," "believe" or other similar words. We have made forward-looking statements with respect to the following, among others:

1.       our goals and strategies;and
2.       revenues.

         These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including but not limited to, business environment outlined above. In light of the many risks and uncertainties, prospective purchasers of the shares offered should keep in mind that we cannot guarantee that the forward-looking statements described this prospectus will transpire.

DILUTION FROM ISSUANCES OF SHARES IN THE FUTURE

         We may issue additional shares to finance our future capital and operations requirements and for acquisitions of other companies to consolidate into our operations. Any issuance will reduce the present percent of ownership of previous investors (see "Risk Factor - Control") and may result in additional dilution to investors purchasing shares from this offering.

                                  DRUCKER, INC.

         On February 4, 1971, we were incorporated under the laws of the State of Idaho, under the name of Monetary Metals Corporation. On December 16, 1988, Drucker Sound Design Corporation was incorporated under the laws of the State of California. On October 18, 1989, Gul Industries Corp. was incorporated under the laws of the State of Delaware. On December 14, 1989, we entered into an
Agreement and Plan of Reorganization, whereby the issuer acquired 100% of the assets subject to liabilities of Drucker Sound Design Corporation, a California corporation. We began engaging in the manufacturing and distribution of audio, cellular, C.B., radar, and other electronic installation systems for automobiles. We decided to redomicile in Delaware and entered into a merger agreement with Gul Industries, Inc., a Delaware corporation. On April 16, 1990, we filed Articles of Amendment in the State of Idaho changing our name from Monetary Metals Corporation to Drucker Sound Design Corporation. On June 6, 1990, Gul Industries Corp. filed a Certificate of Amendment to the State of Delaware changing its name to Drucker Sound Design Corporation. On June 19, 1990, a Certificate of Merger was filed in the State of Delaware. On August 7, 1990, a Certificate of Merger was filed in the State of Idaho. Prior to September 1991, we discontinued engaging in the business of manufacturing and distributing of audio, cellular, C.B., radar, and other electronic installation systems for automobiles. On September 4, 1991, we filed a Certificate of Amendment in the State of Delaware changing our name to Drucker Industries, Inc.

         In September 1991, we purchased the license to the "N-Viro Process" in Japan from N-Viro Energy Systems, Ltd. for $466,063. We made a $100,000 down payment and paid the balance by quarterly installments. We were delinquent on minimum royalty payments due June 30, 1994 and September 30, 1994, totalling $50,000, and consequently all rights and privileges granted to us under the license agreement were cancelled by the licensor. The license agreement costs and net of accumulated amortization, were written-off during the year ended December 31, 1994. On December 31, 1995, we terminated any attempts in the N-Viro business.

         In October 2000, we changed our name to Drucker, Inc.

         No activities were conducted in 1995 or 1996. In 1997, new management was engaged and a business plan to engage in oil and gas exploration was adopted.

         We are still in the early stages of operations, and we may not fulfill our stated goals until much later in the future, if at all. We have had a limited operating history since our organization in 1971 and have experienced significant losses since inception. We are dependent on private placements with investors for our resources and funding. See "Risk Factors."

                              THE COMPANY BUSINESS

GENERAL OPERATIONS

         We have had very limited operations within the last three years, and such operations have been restricted to investigation of opportunities, evaluation and negotiations of the joint venture agreements described hereafter, and joint venture participations in oil exploration projects in China in fall 1997 which were unsuccessful and in Egypt in 1999.

CURRENT BUSINESS

        We were inactive from 1994 until late 1996. Our primary business focus is the acquisition, exploration and development of mineral properties and oil and natural gas properties through venture participation with other industry partners. In early 1997, we negotiated joint venture farm-in agreements with two Vancouver based oil companies with whom the companies' officers and directors are affiliates for a 50% interest in certain oil projects in the People's Republic of China. The projects were unsuccessful and were abandoned in 1998, although we retain an investment in China in the Shaanxi exploration project which is not under active exploration. We have a participation in the Gulf of Suez joint venture in Egypt, West Gharib which in 1999 made one oil discovery, has drilled one dry hole, and has drilled a third well which was completed successfully as an appraisal well in the last quarter of 1999. In the first half of 2000, four development wells were completed successfully. All six wells are in production at present. In October 1999, we entered into an agreement for an interest in the North Ghadames joint venture in Algeria. The discovery well was drilled in 1996 and the overall three well program is designed to prove the mega structure concept. A well was drilled successfully in August 2000 and another well is being drilled.

         We anticipate that our business will continue to require capital to make required financial investments under exploration joint venture agreements. We intend to use the capital markets of the United States, Canada, and Europe to secure the capital funding required by us and our operations. We have no commitments for funding as of the date of this report, nor anticipated sources of debt or equity funding, except our cash on hand.

         We have not established, and do not intend to formally establish, criteria for the selection or evaluation of oil and gas properties or participations. When a property is located which the management, in our opinion, believes holds the potential for profit, an attempt will be made to secure an option, or lease, in the property. Shareholder approval will not be sought for property acquisitions. Therefore, shareholders will be dependent upon the judgment of management in selecting properties (see "Management"). If such an interest is acquired, we will then expend funds for preliminary exploration and testing of the property to determine the feasibility of production of such property. Based on the results of such preliminary testing, we will decide, without shareholder approval, whether to acquire or abandon the property. A property may be acquired by outright purchase; by purchasing or leasing the oil, gas or mineral rights of the property; or by exchange of the shares for leases or interests in properties.

         We may expend funds to rework, explore or test any oil and gas prospects we acquire to determine the economic production feasibility of such properties. We will rely on outside consultants (none of whom have been designated) to provide management with competent evaluation and recommendations concerning property or interests in properties to be considered for acquisition. We have no agreement or understanding, express or implied, with any outside professional; and there is no assurance that we will be able to retain the services of competent experts or as to the fees which such experts will charge. Based upon the results of such exploration and tests, as interpreted by management, we will then determine whether such properties should be acquired, explored further, sold or leased to a third party, held for possible later development or abandoned; or whether development to production should be attempted by us either alone or through joint venture or other business arrangements with other companies or entities.

Criteria:

         We will consider the following criteria when evaluating whether to participate in an oil and gas prospect in any area of interest:

                  1)       Geological and Seismic (when available) Data
                  2)       Market demand for products;
                  3)       Efficient transportation availability;
                  4)       Location;
                  5)       Weather;
                  6)       Management;
                  7)       Cost of participation;
                  8)       Terms;
                  9)       Risk vs. rewards;
                 10)       Feasibility study;
                 11)       Whether capital is available to fund participation.

         The Company currently maintains its offices #1- 1035 Richards Street, Vancouver, B.C. Canada V6B 3E4. Its telephone number is 604-681-4421.

PARENTS AND SUBSIDIARIES

Parent            DRUCKER, INC., a Delaware corporation
                  (Formerly Drucker Industries, Inc.)

Subsidiaries      DRUCKER PETROLEUM, INC., a British Virgin Islands corporation
                  DRUCKER PETROLEUM, (Algeria) INC., a British Virgin Islands
                                                     corporation

OIL AND GAS ACTIVITIES.
----------------------

         Our oil and gas exploration, development and production activities have been limited due to lack of capital and lack of focus in such area prior to 1997. In 1997 we received stock sale proceeds to finance our oil & gas joint ventures. We terminated our China exploration ventures 1998 after drilling a dry hole.

         Our proposed principal areas of activities are described below.

EXPLORATION AND PRODUCTION ACTIVITY.
-----------------------------------

         Our strategy with respect to our oil exploration related activities is to identify geological areas in which we may invest for producing oil and gas prospects, or for development joint ventures and where we may lease prospects for oil and gas exploration. In 1997, we joined joint ventures to explore for oil and gas in China. In 1998, we terminated and abandoned our joint venture in China after drilling one dry hole and finding our other China prospects to bear slim chances of success. In Egypt, we have participated in three wells in 1999 - a discovery well, a dry hole and an appraisal well completed successfully as a producer, and four successful development wells in the first half of 2000. We have an indirect interest in a well in North Ghadames Basin, Algeria. The well was successfully drilled by August 2000 and another well is being drilled. In 1998, the Company did not complete any successful oil or gas wells.

         The Hana-1 well in Egypt was drilled to a total depth of 7,415 feet and production casing was landed at 5,475 feet in order to evaluate the prospective Middle Miocene Kareem formation. Logs run through casing indicate a gross sand section of 116 feet with 60 feet of net sand pay which is believed to be hydrocarbon bearing. The uppermost 20 feet of sand interval was perforated from 4,868 to 4,888 feet and the well flowed oil to surface. Typical wells in this region require pumping equipment to maximize production. When assisted with a nitrogen string set at 2,500 feet, the Hana-1 well flowed at rates averaging 500 barrels of oil per day at 25.8 degrees API gravity oil with zero water content. The Hana 2 appraisal well was drilled in late 1999 and began production at 750 b/d in late December 1999. After about one month of production, the combined output of Hana-1 and 2 reached 2,000 b/d. In the first half of 2000, four development wells were drilled and completed successfully. The production was increased to about 3,000 b/d in June 2000 but has dropped gradually to about 2,000 b/d at present. The down hole pumps are to be reconfigured to increase the production. Also wells will be drilled in strategic locations to maintain the reservoir pressure.

ALGERIAN CONCESSION

         By a letter of intent dated October 27, 1999, we acquired 10% of the issued capital stock of Santa Catalina (Algeria) Ltd. ("Algeria Concessions SLM Algeria"), a company which, through its wholly-owned subsidiary, Santa Catalina L.H. Ludin (Algeria) Ltd. ("SLM Lundin"), entered into an agreement to acquire a 25% participating interest in an oil and gas concession in

Algeria. The discovery well was drilled in 1996 and an overall three well drilling program has been designed to test the mega structure concept. Subject to SLM Ludin earning its 25% participating interest, we may earn up to a 2.5% indirect interest in the property by paying SLM Algeria $625,000 (paid) to acquire 10% of its capital stock and by funding its pro-rata share of SLM Ludin's portion of the drilling and general and administrative costs in excess of US$5,000,000 for testing and drilling of the second well in the drilling program.

         In order to participate in the third well in the drilling program, we must pay SLM Algeria $600,000 (paid). We will be responsible for their pro-rata share of SLM Lundin's portion of the drilling costs and general and administrative costs in excess of $5,000,000 for that well. This agreement is in effect for one year.

         During the last five (5) fiscal years, we conducted exploration activities on oil and gas properties for joint venture participation in China, Egypt and Algeria. If we acquire oil and gas prospects in the future, we may agree to assign rights in certain properties to be drilled to the general or managing partner of a partnership or joint venture which thereby becomes the owner of a working interest in the property and we will retain an interest in the property. We actively review prospects for participation in exploration or development drilling joint ventures, but currently have no proposal being negotiated on any specific property, lease or asset, not otherwise discussed herein.

         We do not own any drilling rigs, nor do we employ drilling or operating crews. We will not be the actual contract driller of wells. If and when we decide to drill to explore a prospect, we will contract with third-party non-affiliated drilling companies to drill oil and gas wells on a fixed-cost (turnkey) basis. Once a well has reached its desired depth, our company, in consultations with experts, will then determine whether to complete such wells and/or to plug and abandon the well. All well completion activities are conducted under supervision of us and our consultants, by third party service contractors. When we are merely a participant in a venture on a minority basis, all decisions regarding drillers, operations, and consultants will be made by third party management of the venture and not by our company.

         We are not carrying  any reserve  values of any  properties  due to the
lack  of  sufficient   production  history  and  reservoir  information  of  our
discoveries.

         Exploration Results     1999              1998              Prior Years

         Gas Wells                 0                 0                 0
         Dry Holes                 1                 1                 0
         Oil Wells                 2                 0                 0

FINANCING OF OIL AND GAS ACTIVITIES.
-----------------------------------

         Our future oil and gas financing activities will be conducted primarily pursuant to ventures with other independent companies and through joint ventures in which we may act as co-venturer ("Company-Joint Ventures") or as a working interest participant. We have contacted some independent companies who have indicated an interest in participating in financing if the project interests them. We are a participant in the West Gharib, Gulf of Suez, Egypt exploration venture (see "Joint Venture Interests" hereafter). In 1997, we participated in exploration participation in China in which it paid 100% of costs for a 50% interest in the concession and any production found. The 1997 results were one dry hole in the China venture.

         The following table sets forth, for the years indicated, the funds invested by us pursuant to contracts under participation agreements and joint ventures. We may record revenues from operations on the percentage of completion method as the oil and gas projects are drilled or constructed, rather than when funds are received.

                             Year Ended December 31,

                          1995    1996         1997         1998         1999
                          ----    ----         ----         ----         ----

Participation Payments      $0      $50,802    $1,275,217   $1,262,106  $352,000
Under Agreements
Deferred Exploration                                                    $629,290
                          ------------------------------------------------------
         Total              $0      $50,802    $1,275,217   $1,262,106  $981,290


         In 1997, we offered and sold 5,179,500 units at $1.00 per unit pursuant to an offering memorandum. The cash proceeds of this offering have been used to fund our operations. Each unit consists of one common share and one "A" Share Purchase Warrant which will entitle the holder thereof to acquire an additional unit at $1.50 per unit. The additional unit consists of one common share and one "B" Warrant which will entitle the holder to acquire one common share at $2.00 per share. In December 1998, the exercise price of "A" Warrant has been reduced from $1.50 to $0.40 and from $2.00 to $0.60 for the "B" Warrant. The expiry of the "A" Warrant was extended to March 31, 2000 and "B" Warrant to March 31, 2001. In February 2000, the terms of the "A" and "B" Warrants have been extended further to March 31, 2001 and March 31, 2002, respectively.

GOVERNMENTAL REGULATION FOR OIL EXPLORATION OPERATIONS

         General - Our oil and gas production activities are subject to extensive regulation by numerous national, state and local governmental authorities in the countries where project participation is commenced. Taxation and regulation of our production, transportation and sale of oil or gas, and federal price and allocation controls in particular, have a significant effect on us and our operating results.

         State Regulation - The production operations are subject to regulation by national bureaus or ministries which have authority to issue permits prior to the commencement of drilling activities, establish allowable rates of production, control spacing of wells, establish prices or taxes, prevent waste and protect correlative rights, and aid in the conservation of oil and gas. Typical state regulations require permits to drill and produce oil or gas, protection of fresh water horizons, and confirmation that wells have been properly plugged and abandoned.

         Environmental Matters - Various national and state authorities have authority to regulate the production and development of oil and gas and mineral properties with respect to environmental matters. Such laws and regulations, presently in effect or as hereafter promulgated, may significantly affect the cost of the workover and development activities contemplated by us and could result in loss or liability to us in the event that our operations are subsequently deemed inadequate for purposes of any such law or regulation. New regulations, if adopted, could result in significant capital expenditures by us, resulting in unprofitable operations.

UNCERTAINTIES RELATED TO THE OIL AND GAS BUSINESS IN GENERAL
------------------------------------------------------------

         Our operations will be subject to all of the risks normally incident to the production of oil and gas, including blowouts, pollution and fires. Each of these incidents could result in damage to or destruction of oil and gas wells or formations or production facilities or damage to persons or property. As is common in the oil and gas industry, we are not fully insured against these risks either because insurance is not available or because we have elected not to insure due to prohibitive premium costs.

         Our future oil and gas activities may involve a significant risk that commercial oil or gas production will not be maintained. The costs of drilling, completing reworking or operating wells is often uncertain. Further, operations, may be curtailed or delayed as a result of many factors, weather conditions, delivery delays, shortages of pipe and equipment, and the availability of workover equipment.

         The oil and gas business is further subject to many other contingencies which are beyond the control of the Registrant. Wells may have to be shut-in because they have become uneconomical to operate due to changes in the price of oil, depletion of reserves, or deterioration of equipment. Changes in the price of imported oil, the discovery of new oil and gas fields and the development of alternative energy sources have had and will continue to have an important effect on the Registrant's business.

JOINT VENTURES

         West Gharib Concession

         On April 27, 1998, we, through our wholly owned subsidiary, Drucker Petroleum, Inc. (DPI), entered into a farm-in agreement to acquire an undivided 20% participating interest in the right to explore for and exploit petroleum in a concession located in West Gharib, Gulf of Suez, Egypt. The agreement provided that DPI shall pay:

1. $352,000 within seven days of the execution of the agreement, which we paid
2. pay 20% of all costs and expenses incurred subsequent to the execution of the agreement related to this concession, which we have paid.
3. 40% of the costs and expenses associated with the drilling of first two exploratory wells to a maximum cost to us of $500,000; thereafter, DPI shall pay 20% of all costs and expenses associated with any further activity associated with the concession, which we have paid.
4. In addition, DPI provided a bank guarantee of $2,000,000 within seven days of the execution of the agreement, being 40% of a letter of guarantee, which we have provided.

         We have the right but not the obligation to participate in additional wells in the West Gharib, Egypt concession. We have paid and performed upon all our obligations under the Farm In Agreement.

         Our interest in this oil and gas concession is subject to 7% net profit interest payable to a related company, after we have recovered all its exploration and development expenditures. This company is related by virtue of common directors.

         Drucker Petroleum, Inc., our wholly owned subsidiary, holds the 20% interest. Tanganyika Oil Company, Ltd., through its wholly owned subsidiary, Dublin International Petroleum (Egypt) Limited, is the operator of the West Gharib block holding a 50% interest and GHP Exploration (West Gharib) Ltd., a wholly owned subsidiary of TransAtlantic Petroleum (USA) Corp. holds the remaining 30% interest.

PRODUCTS, SERVICES, MARKETS, METHODS OF DISTRIBUTION, AND REVENUES.
------------------------------------------------------------------

         Oil and natural gas are presently the principal products sought to be produced by us. Oil production commenced in first quarter 2000.

WORKING CAPITAL NEEDS.
---------------------

         The working capital needs consist primarily of: investigation activities and costs of participation in joint ventures. These requirements may be met by private placement of stock or loans or sale of working interests. We may need to develop additional working capital for future operations.


INDUSTRY SEGMENTS

         Our industry's segment is the oil and gas industry. Our geographic segments are Canada, China, Algeria and Egypt.

                                                     December 31, 1999

                                    CANADA           ALGERIA           EGYPT            TOTAL

Identifiable Assets

Current                             $1,887,666       $        -        $      -         $  1,887,666
                                    --------------   ----------        ----------       ----------------
Oil and gas projects                        -           625,000         981,290            1,606,290
                                    --------------   ----------        ----------       ----------------
                                    $1,877,666       $  625,000        $981,290         $  3,493,956
                                    ==============   ==========        ==========       ================

                                                     December 31, 1998

                                    CANADA           CHINA             EGYPT            TOTAL

Identifiable Assets

Current                             $2,771,380       $      -        $        -         $ 2,771,380
                                    --------------   ----------        ----------       ----------------
Oil and gas projects                        -         895,306           366,800           1,262,106
                                    --------------   ----------        ----------       ----------------
                                    $2,771,380       $895,306          $366,800         $ 4,033,486
                                    ==============   ==========        ==========       ================

                                                               Year ended December 31,
                                            1999                       1998                      1997
                                            ====                       ====                      ====
Operations

Canada                                      $(  83,511)                $(  24,867)               (116,019)

China                                        (  70,135)                (  368,290)               (433,795)

Egypt                                       (  419,538)                (  247,973)                      -
                                            ==========                 =========                 =========
                                            $ (573,184)                 $(641,130)               (549,814)
                                            ==========                 =========                 =========


DEPENDENCE ON A SINGLE CUSTOMER OR A FEW CUSTOMERS.

         During the five (5) years ending December 31, 1999, no revenues were generated from client services.

BACKLOG OF ORDERS.

         None at this time.

GOVERNMENT CONTRACTS.

         None.

COMPETITIVE CONDITIONS.

         The oil and gas industry is highly competitive. We face competition from large numbers of oil and gas companies, public and private drilling programs and major oil companies engaged in the acquisition, exploration, development and production of hydrocarbons in all areas in which we may attempt to operate in the future. Many of the programs and companies so engaged possess greater financial and personnel resources than us and therefore have greater leverage to use in acquiring prospects, hiring personnel and marketing oil and gas. Accordingly, a high degree of competition in these areas is expected to continue. The markets for crude oil and natural gas production have increased substantially in recent years. Oil prices have stabilized generally, but the world market for crude oil should be considered unstable due to uncertainty in the Mideast. There is considerable uncertainty as to future production levels of major oil producing countries. Significant increases in production could create additional downward pressure on the price of oil. A precipitous drop in oil & natural gas prices in the futures market occurred in January 1986, and we could be adversely affected if further drops occur in the future.

         In the past surpluses in natural gas supplies and other factors have combined to have a negative impact on the natural gas business. Purchasers have canceled contracts or might propose to cancel contracts. Other purchasers have lowered the price they will pay for unregulated natural gas, which previously commanded premium prices. There is no assurance that our revenues, if any ever develop, will not be adversely affected by these factors.

         Oil concessions in foreign countries are usually controlled by the government, which after could impose taxes or restrictions at any time which would make operations, if any, unprofitable and infeasible and cause a write off of capital investment in oil and gas opportunities.

         The oil exploration situation is highly competitive. We face competition from large numbers of companies in any areas in which we may attempt to operate in the future. Many of the companies so engaged possess much greater financial and personnel resources than us and therefore have greater leverage to use in acquiring participation interests, hiring personnel and marketing. Accordingly, we face a high degree of competition in these areas.

         A number of factors, beyond our control and the effect of which cannot be accurately predicted, affect the production and marketing of oil and gas. These factors include crude oil imports, actions of foreign oil producing nations, the availability of adequate pipeline and other transportation facilities, the marketing of competitive fuels and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

REGISTRANT SPONSORED RESEARCH AND DEVELOPMENT.

         None.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

         The exploration operations of our company are subject to local, provincial and national laws and regulations in the country of Egypt, Algeria and in China if any exploration is recommended. To date, compliance with these regulations by us has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect such regulations or legislation could have on our activities in the future.

         (a) Local Regulation - We cannot determine to what extent future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.

         (b) National Regulation - We cannot determine to what extent future operations and earnings may be affected by new legislation, new regulations or changes in existing regulations.

         The value of our investments in the joint ventures may be adversely affected by significant political, economic and social uncertainties in the area of interest. Any changes in the policies by the government of the area of interest could adversely affect our area of interest by, among other factors, changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of supplies, the expropriation or nationalization of private enterprises, wars, or political relationships with other countries.

         (c) Environmental Matters - None at the date of this report.

         (d) Other Industry Factors - Oil and gas drilling operations are subject to hazards such as fire, explosion, blowouts, cratering and oil spills, each of which could result in substantial damage to oil and gas wells, producing facilities, other property and the environment or in personal injury.

NUMBER OF PERSONS EMPLOYED.

         As of December 31, 1999, we had one full-time consultant, A. Ken Kow, Manager of Petroleum Operations at a salary of $5,000 Canadian per month and a part-time employee the President, Gerald William Runolfson, at no salary based in Vancouver, B.C.

              PRICE RANGE OF OUR COMMON STOCK & STOCKHOLDER MATTERS

         (a) Market Information

         The following information sets forth the high and low bid price for our common stock for each quarter within the three years preceding the date of this registration statement. Our common stock is traded over the counter and quoted on the OTC Bulletin Board.

                                                          Bid (U.S.  $)

                                                     HIGH                 LOW

2000

         First Quarter                               .55                   .325
         Second Quarter                              .51                   .3
         Third Quarter                               .4                    .21

1999

         First Quarter                               .27                   .17
         Second Quarter                              .35                   .175
         Third Quarter                               .65                   .135
         Fourth Quarter                              5/8                   .365

1998

         First Quarter                               .53                   .24
         Second Quarter                              .62                   .18
         Third Quarter                               .50                   .14
         Fourth Quarter                              .29                   .17

1997

         First Quarter                               2 1/8                 1 1/8
         Second Quarter                              1 13/16               1
         Third Quarter                               1.09                  .65
         Fourth Quarter                              .84                   .31


         Because of recent changes in the rules and regulations governing the trading of small issuers securities, our securities are presently classified as "Penny Stock," which classification places significant restrictions upon broker-dealers desiring to make a market in these securities. It has been difficult for management to interest any broker-dealers in our securities and it is anticipated that these difficulties will continue until we are able to obtain a listing on NASDAQ at which time market makers may trade our securities without complying with the stringent requirements. The existence of market quotations should not be considered evidence of the "established public trading market." The public trading market is presently extremely limited as to number of market markers in our stock and the number of states within which our stock is permitted to be traded.

         The over-the-counter market quotations above reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

(b) Holders. As of December 31, 1999 we had approximately 450 shareholders on record.
(c) Dividends. No dividends on outstanding common stock have been paid within the last two fiscal years, and interim periods. We do not anticipate or intend upon paying dividends for the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         In 1999, we have no primary income source from oil produced other than interest on deposits but commencing in 2000, we have both oil income and interest on deposits. Capital from private placements or borrowing against assets may be required to fund future operations. We have completed a private offering of units at $1.00 per share for $5,542,065, in May 1997.

         We had no operating revenues for the twelve month period ending December 31, 1999, but had interest income of $134,930. We recommenced limited business operations in late 1996, and have incurred a significant net loss from operations in 1997 through 1999, resulting from costs of participation in our joint oil exploration venture in Peoples Republic of China which we have now terminated and our West Gharib, Egypt joint venture participation. We may continue to show losses resulting from joint venture participation for an indeterminate time. In 1997, we commenced regular operations and have incurred significantly greater expenses which continued through 1999.


We incurred the following  expenses in the past fiscal year compared to the 1998 fiscal year.
                                                     December 31,                       December 31,
                                                     1998                               1999
                                                     ----                               ----
         OPERATING EXPENSES

         Accounting                                  $ 44,651                            $40,011
         Consulting                                    38,288                             54,436
         Foreign exchange (gain) loss                   1,111                              1,866
         Interest and bank charges                        619                              2,421
         Investor relations                             9,834                             28,118
         Legal                                         12,104                             27,852
         Office and general                            29,957                             31,153
         Printing                                           0                                  0
         Promotion                                          0                                  0
         Rent                                           8,020                              9,217
         Telephone                                          0                                  0
         Transfer Agent                                 2,718                              1,632
         Travel                                        11,042                             21,732
         Write-off of advances                         24,061                                  0
         TOTAL OPERATING COSTS                       $182,405                           $218,441
                                                     =============                      ===========

         It is expected that expenses may continue at a significantly increased rate due to costs of development of our oil opportunities and implementing exploration pursuant to joint ventures. In the event oil exploration joint ventures continue to be unsuccessful, continued significant losses should be anticipated.

         Cash Flows:

         We have achieved no revenues from any operations during the year, ending December 31, 1999.

         Revenues from oil production have commenced in early 2000, and through September 30, 2000, the company had received revenues of $2,223,398 and net income of $132,019.

CHANGES IN FINANCIAL CONDITION

         At year end 1999 our assets were $3,493,956 compared to $4,033,486 at end of 1998. The decrease was a result of continuing expenditures for the exploration for drilling participations in Egypt.

         The liabilities, all of which are current liabilities, increased significantly as a result of accounts payable related to expenses for the oil exploration participation in Egypt. At year end 1999, current liabilities were $81,109 an increase of 85% over the 1998 year end liabilities of $47,455.

         Stockholders'  equity at year end 1999 was $3,412,847,  a decrease over
the  1998  stockholder's   equity  of  $3,986,031,   resulting  from  losses  on
operations.

         From the aspect of whether we can continue toward our business goal of exploring for oil, we may use all of our available capital without generating revenues. Without revenues from oil production and without continued capital infusions or loans or a combination thereof, it is doubtful that we can carry out our business goals regarding any oil exploration operations or participations for any extended period beyond 2000. We expect significant revenues in 2000 from the participation in the six successful oil wells in West Gharib, Egypt. First revenues were received in first quarter 2000.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1999 COMPARED TO SAME PERIOD IN 1998

         We had no revenues from operations in 1999 or 1998. However, we had interest income of $134,930 in 1999 and $157,538 in 1998.

         We participated in two oil wells in the West Gharib, Egypt area in 1999, both of which were completed as producers. Revenue from production did not begin until year 2000 due to restricted transportation from the locale. We have a 20% working interest in the two wells in West Gharib, Egypt. The exploration expenses in 1999 on the wells were $489,673 as compared to expenditures of $616,263 in 1998.

         We had general and administrative expenses of $218,441 in 1999 and $182,405 in such expenses in 1998. The largest items of expenses for 1999 and 1998 are shown below.

                                            1999                       1998
                                            ----                       ----
Accounting & Audit                           $40,011                   $44,651
Consulting                                    54,436                    38,288
Investor Communications                       28,118                     9,834
Legal                                         27,852                    12,104
Office & General                              31,153                    29,957
Travel                                        21,735                    11,042

         The increased expenses for consulting, legal, office/general, and travel are due to the increased activity level in dealing with our investment in the West Gharib, Egypt venture. The increased cost of investor communications results from our efforts to more effectively inform our shareholders of our business activities.

         We had a net loss on operations of ($708,114) in 1999 compared to the net loss on operations in 1998 of ($798,668). The net loss after interest income was ($573,184) in 1999 and ($641,130) in 1998. The net loss per share in 1999 was ($.02) compared to ($.02) 1998.

                              EXPLORATION EXPENSES
                                                                                        January 1,
                                                                                        1997 (date of
                                                                                        Inception of
                                                                                        Exploration
                                                                                        Stage) to
Nixgxia                                                                                 December
Concession        West Gharib       1999 Total       1998 Total        1997 Total       31, 1999
-------------     -------------     ------------     -----------       -------------    ---------------
$70,135           $419,538          $489,673         $616,263          $433,793         $1,539,731

RESULTS OF OPERATIONS FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000 COMPARED TO THE SAME PERIOD IN 1999.

     For the first nine months of 2000, gross oil revenue amounted to $2,223,398 compared to no revenue from production in the same nine months in 1999. This revenue was generated from oil produced from the West Gharib project in Egypt where the Company has a 20% working interest. Expenses of production were $606,707 for the Company's share of production of 95,732 barrels or $6.34 per barrel, depletion was $33,262, general and administrative costs were $145,299 and exploration expenses (mostly for 3-D seismic acquisition program) were $405,291, for total expenses of $1,190,559 in the first nine months in 2000. In the same period in 1999, the general and administrative expenses were $138,492, and the exploration expenses were $704,737 for a total of $843,229. The operating income for the first nine months in 2000 was $71,017 compared to an operating loss of $737,780 in the same period in 1999. The Company had interest income of $61,002 in the first nine months in 2000 and $105,449 in 1999. The net income from the period in 2000 was $132,019 and for 1999 the net loss was $737,780. The profit per share was $.0041 in 2000 compared to a loss of $.023 in 1999.

     To date, seven wells are in production in the Hana field in West Gharib, Egypt and are currently producing an average of 3,300 b/d of oil. In October 2000, the Hana-7 well was successfully drilled and completed as an infill producer. An additional development well, Hana-8, has recently spudded and has a planned total depth of 4,900 ft. Both Hana-7 and Hana-8 constitute the initial phase of a multi-well development and pressure maintenance drilling program in the Hana field and these initiatives are expected to substantially boost sustainable field production.

         Besides the Hana field, a 400 sq km 3D seismic acquisition program has been completed over a portion of the prospective lands in the 2,530 sq km West Gharib Block. The processing and interpretation of these data will be completed by year end. A multi-well exploration program will be conducted in 2001 to evaluate several of the numerous large drilling prospects validated by this 3D program.

         In Algeria, the recent successfully drilled SMRE-1 well, within the 3,192 square kilometer onshore Hassi Bir Rekaiz concession, was a 15 kilometer stepout to the east of the SMR-1 discovery well and the data shows that a continuous oil column of at least 60 meters in height is present between the two wells (light sweet crude of 40 degrees API). The upcoming Sahara El Mehadjer-1 (SEM-1) well will be a 10 kilometer stepout to the north from these two wells and is prognosed to intersect the main reservoirs at least 20 meters higher, thereby potentially establishing an even larger oil column and confirming the continuity of a significant portion of the Semhari structure. The Semhari structure is one of the largest structures in northern Africa and is one of several promising structures within the Hassi Bir Rekaiz concession. The project is located within a prolific oil producing region hosting multi-billion barrel oil fields with extensive oil facilities and pipeline infrastructure in place.

     In the last week of October 2000, BP Amoco has hired a new contractor to drill the upcoming SEM-1 well. BP, the third largest oil company in the world (next to Exxon) and Shell) is the operator of the project and holds a 50% interest. The SEM-1 will be the third well drilled on the 70,000 acre (283 sq km) Semhari mega-structure, following the two successful SMR-1 and SMRE-1 wells. The access road to the SEM-1 location has already been completed and the drill site prepared. Spudding of the well is anticipated in the first part of December, 2000. The rig to be used is a Pride Forasol Rig 2. It has a top drive which will allow the well to be drilled more quickly and with a reduced potential for lost time and drilling related problems. The rig was recently used in the area and the crew is familiar with operating the rig and drilling the targeted reservoirs. Pride are internationally recognized contractors with an excellent reputation.

         Drucker has an indirect 2.5% interest through Santa Catalina (Algeria) Ltd. which holds a 25% interest in the Hassi Bir Rekaiz concession. ARCO Ghadames, Inc. (BP Amoco) is the operator holding a 50% interest. Turkish Petroleum holds the remaining 25%.

LIQUIDITY

         We expect that our need for liquidity will increase for the coming year due to our drilling expense obligations on our Egyptian and Algerian oil venture participation.

         Short Term.

         For short term needs we will be dependent on cash reserves and revenues from oil production which commenced in 2000. On a short term basis, we generate enough revenue to cover operations.

         We had current assets of $1,887,666 at December 31, 1999 and had current liabilities of $81,109.

         Long Term.

         On a long-term basis, we have no fixed assets and no long term debt. We did have at year end 1999 $1,867,417 in cash.

         In 1999 we had no business from which we generated income. Our operations had no net cash flow at this time. However, oil revenues have begun from the two successful well participations in West Gharib, Egypt. We are reliant upon success in our oil exploration ventures, at this time, for possibility of future income, none of which are assured.

CAPITAL RESOURCES

         Our primary capital resources are our stock and cash on deposit only. Stock may be illiquid because it is restricted in an unproved company with no income.

         As of the date of this report, we have material commitments for capital expenditures within the next year, pursuant to the Egyptian and Algerian joint ventures, which amounts may exceed our available capital of $1,887,666.

RECENT ACCOUNTING PRONOUNCEMENTS

         In December 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," which is effective for both interim and annual periods ending after December 15, 1997. SFAS No. 128 requires all prior period earnings per share data to be restated to conform to the provisions of the statement. The Company adopted SFAS No. 128 for the six-months ended December 31, 1997. The adoption of this standard did not affect the Company's earnings per share.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which established standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by, or distributions to, owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the reporting of information about operating segments by public companies in both annual and interim financial statements. SFAS No. 131 defines an operating segment as a component of an enterprise for which separate financial information is available and whose operating results are reviewed regularly by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance.

         SFAS Numbers 130 and 131 are both effective for financial statements for periods beginning after December 15, 1997 and both require comparative information for earlier years to be restated. The adoption of SFAS No. 130 is not expected to have a material effect on the Company's financial position or results of operations. The adoption of SFAS No. 131 will have no effect on the Company's financial position or results of operations and the Company is currently reviewing SFAS No. 131 in order to fully evaluate the impact, if any, the adoption of the provisions of this Statement, will have on future financial disclosures.

MARKET RISK

         We do not hold any derivatives or investments that are subject to market risk. The carrying values of any financial instruments, approximate fair value as of those dates because of the relatively short-term maturity of these instruments which eliminates any potential market risk associated with these instruments.

LEGAL PROCEEDINGS

          Our company, in the normal course of business, may be engaged in lawsuits, as a plaintiff or defendant, involving matters such as compensation disputes, employment matters, contract disputes and other matters related to our business. No lawsuits are presently pending.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
---------------------------------------------------

         No matters have been submitted to security holders in the past year.


                                 CAPITALIZATION

         Our  capitalization as of September 30, 2000 and as adjusted to reflect the sale and  issuance  of the shares  underlying  the "A"  warrants  and shares underlying  "B" warrants  being  registered  by us is as follows (see  Financial
Statements for further information):
                                                           Amount                  Amount to be outstanding if
                                                       outstanding as                 Warrants are exercised
                                                                           --------------------------------------------
                                                        of September                  "A" warrant            "B"warrant
                                                        30, 2000(1)                     shares                 shares
STOCKHOLDER'S EQUITY
Common Stock, $0.001 par value,                    32,476,250                           38,018,315           43,560,380
50,000,000 shares authorized

Paid in Capital                                     6,306,803                            2,216,826            3,325,239

Capital in excess of par value (2)                                                       2,167,000            3,290,000
Accumulated deficit                                (2,794,052)                          (2,794,052)          (2,794,052)
                                                   ----------------------  ----------------------- --------------------
TOTAL SHAREHOLDER'S EQUITY                         $4,844,199                           $6,061,025           $9,386,264
                                                   ----------------------  ----------------------- --------------------

(1) Includes the sale of 5,179,500 shares of common stock in 1997. Does not include up to 2,950,000 shares reserved for issuance pursuant to an Incentive Stock Option Plan. See "Management: Stock Option Plans."

(2)      After estimated expenses of this offering.

                          OUR PROPOSED USE OF PROCEEDS

                From Exercise of 5,542,065 Series "A" warrants of
                     US$.40/warrant and 5,542,065 Series "B"
                           warrants at US$.60/warrant

                          (US$2,216,826 + US$3,325,239)

         We will use the proceeds resulting from the exercise of the 5,542,065 series "A" warrants and the 5,542,065 series "B" warrants if all are exercised for a total amount of US$5,542,065 to expand the business in oil and gas exploration and operation.

         The following breakdown indicates our best estimates at the present time. However, actual numbers for any expenditure item may differ significantly from estimates.

         After deducting the estimated registration expenses not yet paid, our net proceeds from this offering will be approximately $2,167,000 if the maximum number of A warrants is sold and

$3,290,000 if the maximum number of B warrants is sold. We expect to apply the net proceeds of the A Warrants substantially in the manner set forth below. In the case of the maximum exercise, we expect to expand the proceeds during the next 12 months, and in the case of the B Warrants exercises, we anticipate expanding proceeds during the next 18 months.

                                                     "A" warrant             %               "B" warrant           %
                                                     Proceeds                                Proceeds
                                                     ------------------      -----------     ------------------    -----------
Joint Venture Expenses:                                      $1,711,900      79%                     $2,796,000    85%
Software
Offices (News)
Advertising Promotion                                           $43,400      2%
Hardware

General and Administrative Expenses                            $108,300      5%                        $165,000    5%
Officers' Salaries and Related
Benefits (2)
Support Personnel (3)
Office Rent
Accounting and Legal                                            $43,400      2%
Travel and Related Expenses                                     $43,300      2%
Working Capital and Contingency                               $216,7000      10%                       $329,000    10%
TOTAL                                                        $2,167,000      100%                    $3,290,000    100%

(1) See Business
(2) See Management: Executive Compensation
(3) See Business: Employees

                        DIRECTORS AND EXECUTIVE OFFICERS
                      AND SIGNIFICANT MEMBERS OF MANAGEMENT

         The following table furnishes the information concerning our directors and officers as of December 31, 1999. The directors of the Registrant are elected every year and serve until their successors are elected and qualify.

NAME                         AGE             TITLE                     TERM

Gerald William Runolfson     60     President and Director             Annual

Ernest Cheung                50     Secretary and Director             Annual

Patrick Chan                 46     Director and Chairman              Annual

Joseph S. Tong               51     Director                           Annual

Ken A. Kow                   58     Director                           Annual

         The following table sets forth the portion of their time the Directors devote to the company:

         Gerald Runolfson           25%        Patrick Chan               20%
         Ernest Cheung              25%        Joseph S. Tong             20%
         Ken A. Kow                100%

         The term of office for each director is one (1) year, or until his/her successor is elected at our annual meeting and is qualified. The term of office for each officer is at the pleasure of the board of directors.

         The board of directors has neither a nominating nor auditing committee. Therefore, the selection of persons or election to the board of directors was neither independently made nor negotiated at arm's length.

         Identification of  Significant Employees.

        There are no employees other than the executive officers disclosed above who make, or are expected to make, significant contributions to the business, the disclosure of which would be material.

         Family Relationships.  None.

         Business Experience.

         The following is a brief account of the business experience during the past five years of each director and executive officer, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which the occupation and employment were carried on.

         GERALD WILLIAM RUNOLFSON, President and Director, age 60, has been President and Director since 1991. He received a Bachelor of Science in Civil Engineering in 1963 from University of Saskatchewan Canada. He studied Business Administration 1970 - 1971 at University of Alberta, Canada. From 1988 to date, he has been President of International Butec Industries Corp., Vancouver, B.C. From 1991 to 1994 he was President of N-Viro Recovery, Inc. From 1994 to present he has been President of Elkon Products, Inc. of Vancouver, B.C. He has been a Director of Horseshoe Gold Mines since 1991.

         ERNEST CHEUNG, Secretary and Director, age 50, received an MBA in Finance and Marketing from Queen's University, in Kingston, Ontario in 1975, and obtained a Bachelors Degree in Math in 1973 from University of Waterloo, Ontario. From 1984 to 1991 he was vice President and Director, Capital Group Securities, Ltd. in Toronto, Canada. From 1991 to 1993 he was Vice President of Midland Walwyn Capital, Inc. of Toronto, Canada. From 1993 to 1994 he was Vice Chairman, Tele Pacific International Communications Corp. of Vancouver, B.C. From 1994 - 1996 he was Vice President of Finance of BIT Integration Technology, Inc. of Toronto, Canada. From May 1995 to present he has served as President of Richco Investors, Inc. of Vancouver, BC.

         From 1992-1995, he served as a Director of Tele Pacific International Communications Corp. (VSE). He has also served as a Director of Richco Investors, Inc. (CDN) since 1995. From 1995-1996, he was a Director of BIT Integration Technology, Inc. (ASE). Since 1 997, he has served and is still serving as Director of the following companies: Agro International Holdings, Inc. (VSE); Spur Ventures, Inc. (VSE); Drucker Industries, Inc. (NASD Bulletin Board); Xin Net Corp. (NASD Bulletin Board); Speechlink Communications Corp.
(NASD); Global-Pacific Minerals, Inc. (TSE); and Pacific E-Link Corp. (VSE); NetNation Communications, Inc. (Nasdaq small cap.).

         He has held a Canadian Securities license but is currently inactive. He has been a Director of Registrant since January 1997.

         PATRICK CHAN, age 46, has been a Director since January 1997 and is now Chairman. He graduated from McGill University in Montreal, Quebec with a Bachelor of Commerce in Accounting in 1977. He is a Chartered Accountant in British Columbia (since 1980). From 1992 to 1993 he was executive assistant to the Chairman, Solid Pacific Enterprises, a company engaged in manufacturing and distribution of confectionery products in Hong Kong and China. From 1985 to 1992 he was employed at Coopers & Lybrand, Toronto, Canada, and focused on mergers and acquisitions. From 1993 to 1995 he was a registered Securities Representative with Bache Securities.

         JOSEPH S. TONG, age 51, has been a director since January 1997. Mr. Tong matriculated from La Salle College, Kowloon, Hong Kong in 1968. From 1986 to 1990 he was a Branch Manager for Canadian Imperial Bank of Commerce. From 1990 to 1994 he was Regional Manager, Asian Banking, Canadian Imperial Bank of Commerce. From 1994 to 1995 he was President of China Growth Enterprises Corporation. From 1995 to present he has been a Director, Corporate Finance, of Corporate Capital Group in Ontario, Canada. He is currently a director of Agro International Holdings, Inc. of Vancouver, B.C. since January 1997 and Global Pacific Minerals, Inc. of Vancouver, B.C. since January 1997.

        KEN A. KOW, Director, age 58, has been a consultant to the Company and as Manager, Petroleum Operations in charge of petroleum exploration since 1997. He received a Bachelor of Science in Chemistry in 1965 and a Ph.D in Chemistry in 1980 from University of London, England. From 1984 to 1986, he was Manager of Core Analysis with Geotechnical Resources, Ltd. in Calgary, Alberta and from 1986 to 1988 he was Technical Manager with C&G Laboratories in Calgary, Alberta. From 1988 to 1997 he was employed with Waha Oil Company as a Petroleum Analyst in Tripoli, Libya, North Africa. He has served as Secretary since 1997 to present and as Director since 1998 to present, of Richco Investors, Inc. (CDN, and CDNX from 2000).

                             EXECUTIVE COMPENSATION

         Cash Compensation.

         Compensation paid for all services provided up to December 31, 1999 (1) to each of our executive officers and (2) to all officers as a group.

                                     SUMMARY COMPENSATION TABLE OF EXECUTIVES
                                    Cash Compensation                           Security Grants

Name and              Year      Salary       Bonus        Consulting        Number        Securities        Long Term
Principal                                                 Fees/Other        of            Underlying        Compensa-
Position                                                  Fees ($)          Shares        Options/          tion/Option
                                                                                          SARs (#)
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Gerald                1998      0            0            0                 0             0                 0
William
Runolfson,            1999      0            0            0                 0             0                 0
President
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Ernest                1998      0            0            0                 0             0                 0
Cheung,
Secretary             1999      0            0            0                 0             0                 0
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Patrick Chan,         1998      0            0            0                 0             0                 0
Chairman              1999      0            0            0                 0             0                 0
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------
Officers as a         1998      0            0            0                 0             0                 0
Group                 1999      0            0            0                 0             0                 0
--------------------  --------  ------------ -----------  ----------------  ------------- ----------------- -----------------

                                      SUMMARY COMPENSATION TABLE OF DIRECTORS
                                              (To December 31, 1999)

Name and              Year      Annual      Meeting      Consulting        Number of     Securities
Principal                       retainer    Fees ($)     Fees/Other        Shares        Underlying
Position                        Fees ($)                 Fees ($)                        Options/
                                                                                         SARs (#)
====================  ========  =========== ===========  ================  ============= =================
Gerald William        1998      0           0            0                 0             0     (6)
Runolfson             1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------
Ernest Cheung         1998      0           0            0                 0             0
                      1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------
Patrick Chan          1998      0           0            0                 0             0     (1)
                      1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------
Joseph S. Tong        1998      0           0            0                 0             0     (8)
                      1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------
Ken A. Kow            1998      0           0            0                 0             0     (3)
                      1999      0           0            0                 0             0
--------------------  --------  ----------- -----------  ----------------  ------------- -----------------
Directors as a        1998      0           0            0                 0             0
Group                 1999      0           0            0                 0             0
====================  ========  =========== ===========  ================  ============= =================

         Termination of Employment and Change of Control Arrangements.  None.

         Stock purchase options:

Share Purchase Options

     Patrick Chan                                             550,000 shares (1)
     FKT Exploration Consultants, Ltd.                        325,000 shares (2)
     Ken K Consulting, Ltd.                                   325,000 shares (3)
     Cobilco Inc.                                             550,000 shares (4)
     Lancaster Pacific Investment Ltd.                        550,000 shares (5)
     Gerry Runolfson                                          300,000 shares (6)
     Yonderiche Int'l Consultants                             150,000 shares (7)
     808719 Ont. Ltd.                                         100,000 shares (8)
     Gemsco Management Ltd.                                   100,000 shares (9)

         The above options shall be 5 years in length to expire on May 31, 2004 and exercisable in whole or in part at US$0.40 per share.

(1)      Mr. Chan is Chairman of the Board.
(2)      FKT Exploration Consultant, Ltd. is owned by Fred Tse, a consultant.
(3) Ken K Consultant, Ltd. is owned by Ken Kow, a paid consultant and director to the company.
(4) Cobilco is owned by Raoul Tsakok, a director, of Richco Investors, Inc., a major shareholder.
(5)      Lancaster Pacific Investment, Ltd. is owned by Paul Chan, a consultant.
(6)      Mr. Runolfson is President and director.
(7)      Yonderiche Int'l Consultants is owned by Jack Song.
(8)      808719 Ont. Ltd. is owned and controlled by Joe Tong, a director.
(9) Gemsco Management, Ltd. is owned and controlled by Maurice Tsakok, a director of Richco Investors, Inc. a major shareholder.

         Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Registrant's officers and directors, and persons who own more than 10% of a registered class of the Registrant's equity securities, to file reports of ownership and changes in ownership of equity securities of the Registrant with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater-than 10% shareholders are required by the Securities and exchange Commission regulation to furnish to our company with copies of all Section 16(a) information that they file.

         Some of the officers and directors will not devote more than a portion of their time to the affairs of our company. There will be occasions when the time requirements conflict with the demands of their other business and investment activities. These conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of these persons will be available or that they can be obtained upon terms favorable.

         There is no procedure in place which would allow officers or directors to resolve potential conflicts in an arms-length fashion. Accordingly, they will be required to use their discretion to resolve them in a manner which they consider appropriate.

              SECURITY OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

         (a) Beneficial owners of five percent (5%) or greater, of our common stock: The following sets forth information with respect to ownership by holders of more than five percent (5%) of our common stock known by us based upon 32,476,250 shares outstanding at September 30, 2000.

                                                                                                 AFTER    AFTER
TITLE OF          NAME AND ADDRESS                   AMOUNT OF                  PERCENT OF       "A"      "B"
CLASS             OF BENEFICIAL OWNER                BENEFICIAL INTEREST        CLASS NOW           WARRANTS
-----             -------------------                -------------------        OUTSTANDING        EXERCISED
                                                                                -----------      --------------
Common            Richco Investors, Inc.             9,225,000(1)(2)            28.4%            24.2%    21.1%
Stock             789 West Pender St. #830
                  Vancouver, B.C. Canada             9,875,000                  29.8%            25.5%    22.2%
                  V6C 1H2                            including options
                                                     with affiliates

         (b) The  following  sets forth  information  with respect to our common stock beneficially owned by each officer and director,  and by all directors and officers as a group, at December 31, 1999.  (Table  includes  options granted to officers and directors and is computed pursuant to Section 13(d)). See Executive
Compensation Employee Stock Options.)
Title of        Name and Address of               Amount of           Percent of          After "A"        After "B"
Class           Beneficial Owner                  Beneficial          Class Now           Warrants         Warrants
                                                  Interest            Outstanding         Exercised        Exercised
--------------- --------------------------------  ------------------  ------------------  ---------------  ---------------
Common          Gerald Runolfson                  512,501(a)          1.5%                1.3%             1.1%
                President & Director
                4151 Rose Crescent                812,501(b)          2.4%                2.1%             1.8%
                West Vancouver, B.C.              including
                Canada                            options

Common          Ernest Cheung                     9,225,000(1)        28.4%               27.5%            26.8%
                Secretary and Director
                6091 Richards Drive               9,875,000(1)        29.8%               29.2%            28.3%
                Richmond, B.C. Canada             including
                V7C 5R2                           options

Common          Patrick Chan                      0 (2)               0%                  0                0
                Director and Chairman
                #7 Conduit Road,                  550,000             1.6%                1.4%             1.2%
                Flat 6E                           through
                Hong Kong                         options

Common          Joseph Tong                       0 (3)               0%                  0%               0%
                Director
                33 Allview Crescent               100,000             .3%                 .2%              .2%
                North York, Ont.                  share options
                Canada M2J 2R4

Common          Ken A. Kow, Director              0 (4)               0%                  0%               0%
                2957 E. 56th Ave.
                Vancouver, B.C. Canada            325,000            1.00%                .85%             .75%
                V5S 2A2                           share options

                Officers & Directors as           9,737,501           29.9%
                a Group (5)                       shares now
                                                  outstanding

                                                  11,662,501 (5)      35.9%

(a)      Porta-Pave  Industries,  Inc.  (company owned by Runolfson family) owns
         380,002 shares

(b) Gerald Runolfson, individually owns 132,499 shares and has an option to acquire 300,000 shares

(1)      9,225,000  shares are owned by Richco  Investors,  Inc. of which Ernest
         Cheung is a director,  officer and shareholder.  Richco Investors, Inc.
         is beneficially owned by Raoul Tsakok

                                       47


         through ownership of 50%+ shares of common stock of Richco Investors, Inc. Mr. Raoul Tsakok, through Cobilco, Inc., has an option to acquire 550,000 shares. Through Gemsco Management, Ltd., Mr. Maurice Tsakok has an option for 100,000 shares.

(2)      Mr. Chan has an option to acquire 550,000 shares.

(3)      Joseph Tong (through 808719 Ont. Ltd.) owns a 100,000 share option.

(4)      Ken Kow (through Ken K Consulting Ltd.) owns a 325,000 share option.

(5)      Including exercises of options by affiliates.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We have established a compensation committee on May 28, 1999 which consists of two directors, Gerry Runolfson and Ernest Cheung.

COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. On January 5, 1998, the Board of Directors established an Audit Committee, which consists of two directors, Gerry Runolfson and Ernest Cheung. The Audit Committee will be charged with recommending the engagement of independent accountants to audit our financial statements, discussing the scope and results of the audit with the independent accountants, reviewing the functions of our management and independent accountants pertaining to our financial statements and performing other related duties and functions as are deemed appropriate by the Audit Committee and the Board of Directors.

         Compensation Committee. The Compensation Committee will be responsible for reviewing general policy matters relating to compensation and benefits of directors and officers, determining the total compensation of the officers and directors.

DIRECTOR RENUMERATION

         All directors will be reimbursed for out-of-pocket expenses incurred in connection with attendance at board and committee meetings. We may grant options to directors under any Stock Incentive Plan subsequently adopted.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain Transactions

         Our interest in the West Gharib Egyptian oil and gas concession is subject to a 7% net profit interest payable to a related company, Richco Investors, Inc., beneficially owned by Ernest Cheung, director and secretary, after DPI has recovered all of its exploration and development expenditures. This company is related by virtue of common directors.

         Oil and gas project costs - advances to (due from) project are advanced to companies with a common director. These advances are unsecured, non-interest bearing and have no specific terms for repayment.

         We were charged the following expenses by a related company:

                                    1999            1998                 1997
                                    ----            ----                 ----
Consulting                          $ -              $ -                 $ -
Office & general                    13,785             -                   -
Rent                                8,020              -                   -
                                    --------------------------------------------
                                    $21,805          $ -                 $ -
                                    ============================================

         This company was related by virtue of common directors.

         Certain employees, officers, directors, and affiliates were granted options in November 1999. The options are exercisable at $.40 per share and extend until May 31, 2004.

1. Mr. Chan, who is Chairman of the Board, was granted an option for 550,000 shares.
2. FKT Exploration Consultants, Ltd. is owned by Fred Tse, a consultant. It received a 325,000 share option.
3. Ken K Consultant, Ltd. is owned by Ken Kow, a paid consultant and a director as of October 2000. It received a 325,000 share option.
4. Cobilco is owned by Raoul Tsakok, a director, of Richco Investors, Inc., a majority shareholder. Cobilco was granted a 550,000 share option.
5. Lancaster Pacific Investment, Ltd. is owned by Paul Chan, a consultant. It received a 550,000 share option.
6. Mr. Runolfson is President and director. He received a 300,000 share option.
7. Yonderiche Int'l Consultants is owned by Jack Song. It received a 100,000 share option.
8. 808719 Ont. Ltd. is owned and controlled by Joseph Tong, a director. It received a 100,000 share option.
9. Gemsco Management, Ltd. is owned and controlled by Maurice Tsakok, a director of Richco Investors, Inc. a major shareholder. It received 100,000 share option.

                                  LEGAL MATTERS

         We may from time to time be a party to legal proceedings. We are not presently involved in any legal proceedings.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         Amisano Hanson completed the audit of the balance sheets as of December 31, 1998, and 1999 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1998, and 1999. The Independent Audit Report for 1998 contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern. In connection with these prior audits, no disagreement exists with any former Accountant on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreement if not resolved to the satisfaction of the former Account would have caused the Accountant to make reference in connection with his report to the subject matter of the disagreement(s).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation as amended authorize the issuance of 50,000,000 shares of common stock at $.001 par value. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Articles of Incorporation.

        Our holders of common stock are entitled to dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of our company, holders are entitled to receive, ratably the net assets available to stockholders after distribution is made to the creditors. Our holders of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when sold will be, duly authorized, validly issued, fully paid, and nonassessable. To the extent that we issue additional shares of common stock, the relative interests of our existing stockholders may be diluted.

                                    WARRANTS

         In 1997, we offered and sold 5,179,500 units at $1.00 per unit pursuant to an offering memorandum. The cash proceeds of this offering have been used to fund our operations. Each unit consists of one common share and one "A" Share Purchase Warrant which will entitle the holder thereof to acquire an additional unit at $1.50 per unit. The additional unit consists of one common share and one "B" Warrant which will entitle the holder to acquire one common share at $2.00 per share. In December 1998, the exercise price of "A" Warrant has been reduced from $1.50 to $0.40 and from $2.00 to $0.60 for the "B" Warrant. The expiry of the "A" Warrant was extended to March 31, 2000 and "B" Warrant to March 31, 2001. In February 2000, the terms of the "A" and "B" Warrants have been extended further to March 31, 2001 and March 31, 2002, respectively.

                             REPORT TO STOCKHOLDERS

         We shall make available annual reports to stockholders containing audited financial statements reported upon by our independent auditors. We intend to release unaudited quarterly and other interim reports to our stockholders as we deem appropriate.

                          TRANSFER AGENT AND REGISTRAR

         United Stock Transfer, Inc. is the transfer agent and registrar for all of our securities, including the $.001 par value common stock.

                        LIMITATIONS ON DIRECTOR LIABILITY

         Our Bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents, to the fullest extent permitted by law. We have also entered into agreements to indemnify our directors and executive officers. We believe that these provisions and agreements are necessary to attract and retain qualified directors and executive officers. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, it is against public policy and is therefore unenforceable.

         The Board of Directors may alter, amend or repeal the Bylaws by the affirmative vote of at least a majority of the entire Board of Directors, provided that any Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The shareholders may also adopt, repeal, or amend, the Bylaws by the affirmative vote of at least a majority of the shares that are issued and outstanding and entitled to vote.

                              PLAN OF DISTRIBUTION

         The shares of common stock have been registered for offer and sale from time to time by selling stockholders to purchasers directly or through agents, brokers or dealers. These sales may be made in the over-the-counter market or otherwise at market prices then prevailing or in negotiated transactions. No selling stockholder is obligated to sell any common stock pursuant to this prospectus.

         Selling stockholders and any brokers or dealers participating in the registration of the shares of common stock may be deemed to be "underwriters" under the Securities Act, and any profit on the sale of the shares of common stock by them and any discounts, commissions or concessions received by any broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We are not aware of any arrangement among selling stockholders to sell or refrain from selling any shares of common stock.

         Expenses in connection with the registration of the shares of common stock pursuant to this prospectus, including fees and expenses of our legal counsel and independent auditors, filing fees and printing expenses, will be borne by us. Selling stockholders will bear additional legal expenses that they incur, if any, as well as commissions and discounts received by brokers or dealers in connection with the sale of shares of common stock. We have agreed to indemnify selling stockholders against civil liabilities in connection with the Registration Statement of which this prospectus is a part (the "Registration Statement"), including liabilities under the Securities Act.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities for specified periods prior to the commencement of the distribution. In addition, and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of common stock by selling stockholders.

                              SELLING STOCKHOLDERS

         The Registration Statement has been filed pursuant to Rule 415 under the Securities Act to afford the holders of shares of common stock registered, the opportunity to sell the shares of common stock in a public transaction rather than pursuant to an exemption from the registration and prospectus delivery requirements of the Securities Act.

         We are registering outstanding shares of common stock owned by selling shareholders under the Securities Act. The registration fee related to the registration  of  these  shares  is  being  paid  by our  company.  We  will  be responsible for their own accounting expenses, brokerage commissions or underwriting discounts, and transfer fees incurred in the sale of their shares. The selling security holders intend to sell their shares directly, through agents, dealers, or underwriters in the public market or otherwise on terms and conditions and at prices determined at the time of sale by the selling security holders or as a result of private negotiations between buyer and seller. We will not be assisting the selling security holders in selling their shares. We intend to deliver to the selling security holders copies of a current prospectus to be used in connection with their sales. They will be advised as to the date as of which this prospectus will no longer be current. Expenses of any sale will be borne by the parties as they may agree. We will realize no proceeds from the sale of any of these shares.

         All of the selling security holders are listed below. We are registering the shares owned by each selling security holder (concurrent with the effectiveness of the Registration Statement) and shares underlying A warrants and B warrants. If all of the selling security holders are successful in offering all of their shares, they will own no shares of our company, but may retain warrants to purchase units or shares until warrants are exercised. No selling security holder, except Richco Investors, Inc., has held any position or office with our company or has any material relationship with our company, except as noted in the footnotes.

Name & Address                                 Number of        % being          Shares          Shares       % owned
                                                  Shares     registered      Underlying      Underlying        if all
                                              Registered                            "A"             "B"      warrants &
                                                                               warrants        warrants      shares sold
-------------------------------------------------------------------------------------------------------------------------
Floyd R. Hill                                     18,500           .05%          18,500          18,500            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3

Floyd R. Hill                                     25,000           .07%          25,000          25,000            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3

Corrine Angell                                    25,000           .07%          25,000          25,000            0%
6360 Sheridan Avenue,
Richmond, B.C. V7E 4W7

Donald Beck                                        7,500           .02%           7,500           7,500            0%
202 - 3200 Capilano Road
North Vancouver, B.C. V7R4H7

James Brydon                                      25,000           .06%          25,000          25,000            0%
#3 - 15123 Marine Drive
White Rock, B.C. V4B 1C5

Pegasus Holdings Ltd.                             25,000           .07%          25,000          25,000            0%
147 West 16th Street
North Vancouver, B.C. V7M
1T3

Gordon Duff                                       18,500           .05%          18,500          18,500            0%
800 - 1030 West Georgia Street
Vancouver, B.C. V6E 3B9

Dr. Antonia Gaal                                  18,500           .05%          18,500          18,500            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3


                                       53



NOR Investment Group Inc.                         60,000           .18%          60,000          60,000            0%
7483 Tamarind Drive
Vancouver, B.C. V5S 3Z9

FRI Corp., Inc.                                  100,000            .3%         100,000         100,000            0%
4557 West 8th Avenue
Vancouver, B.C. V6R 2A4

378255 B.C. Ltd.                                  18,500           .05%          18,500          18,500            0%
1500 - 701 West Georgia Street
Vancouver, B.C. V7Y 1A1

Dr. Judith Naylor                                 18,500           .05%          18,500          18,500            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3

Donald Simpson                                    25,000           .07%          25,000          25,000            0%
1800 - 609 Granville Street
Vancouver, B.C.  V7Y 1A3

Kimberley Simpson                                 25,000           .07%          25,000          25,000            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3

Epp Talstra                                       50,000           .15%          50,000          50,000            0%
5390 Coulhard Place
Surrey, B.C. V3X 3E4

Max Waibler                                       18,500           .05%          18,500          18,500            0%
2068 West 29th Avenue
Vancouver, B.C. V6A 3A1

Charles Walker                                    18,500           .05%          18,500          18,500            0%
1455 Belview Avenue
West Vancouver, B.C. V2T 1C3

Janet Sparling                                    18,500           .05%          18,500          18,500            0%
1900 Cypress Street
Vancouver, B.C. V6J 3L8


                                       54


Terry Lightheart                                  10,000           .03%          10,000          10,000            0%
633 East 1st Street
North Vancouver, B.C.
V7L 1C1

George Guy                                        40,000           .12%          40,000          40,000            0%
2100 - 885 West Georgia Street
Vancouver, B.C. V6C 3E8

Ann Barends                                       10,000           .03%          10,000          10,000            0%
1805 Palmerston Avenue
West Vancouver, B.C.
V7V 2V3

Mobax Enterprises Ltd.                            30,000           .09%          30,000          30,000            0%
2876 West 16th Avenue
West Vancouver, B.C.
V6R 3C6

Andrew Thomas                                     50,000           .15%          50,000          50,000            0%
2876 West 16th Avenue
West Vancouver, B.C.
V6R 3C6

Alan Slaughter                                    40,000           .12%          40,000          40,000            0%
Box 15, RR#1, 1368 Madrona
Drive
Nanoose Bay, B.C. V0R 2R0

Katherine Angus                                   10,000           .03%          10,000          10,000            0%
216 - 1728 Alberni Street
Vancouver, B.C. V6R 1B2

Brock Smeaton                                      7,500           .02%           7,500           7,500            0%
3956 Sharon Place
West Vancouver, B.C. V7V 4I6

Maggie Newman                                      5,000          .015%           5,000           5,000            0%
5517 Deerhorn Lane
North Vancouver, B.C. V7R 4S8

                                       55



Verne Cinnamon                                    10,000           .03%          10,000          10,000            0%
6331 Buckingham Drive
Burnaby, B.C. V5E 1A8

Heidi Handja                                       5,000          .015%           5,000           5,000            0%
2451 Dolly Varden Road
Campbell River, B.C.V9W 4W5

Robert McGrenera                                  10,000           .03%          10,000          10,000            0%
3420 Norwood Avenue
N. Vancouver, B.C. V7N 3P5

Seabright Financial                               30,000           .09%          30,000          30,000            0%
Consultants Inc.
5210 Marguerite Street
Vancouver, B.C. V6M 3K2

Tom Parkinson                                     25,000           .07%          25,000          25,000            0%
111 - 1141 West 7th Avenue
Vancouver, B.C. V6H 1B5

Raymond Shum                                      10,000           .03%          10,000          10,000            0%
1548 Marine Drive
West Vancouver, B.C. V7V1H8

Walter Wysota                                     10,000           .03%          10,000          10,000            0%
4695 Woodview Place
West Vancouver, B.C. V7S 2X7

Michael Angus                                     10,000           .03%          10,000          10,000            0%
1715 Oughton Drive
Port Coquitlam, B.C. V3C 1H8

David Gradley                                      7,000           .02%           7,000           7,000            0%
4640 North Piccadilly
West Vancouver, B.C. V7W1E2

Robert Gradley                                     4,000          .014%           4,000           4,000            0%
3895 West 22nd Avenue
Vancouver, B.C. V6S 1J8



                                       56

Sabina Chow                                        8,000          .025%           8,000           8,000            0%
6918 Iverness Street
Vancouver, B.C. V5X 4G5

Harris Wheeler                                    10,000           .03%          10,000          10,000            0%
P.O. Box 503
Charlie Lake, B.C. V0C 1H0

Cascadia Holdings                                 10,000           .03%          10,000          10,000            0%
2225 West 41st Avenue
Vancouver, B.C. V6M 4L3

Sharon Slaughter                                   5,000          .015%           5,000           5,000            0%
Box 15, R.R.#1,
1368 Madrona Drive
Nanoose Bay, B.C. V0R 2R0

Mira Nesin                                        10,000           .03%          10,000          10,000            0%
3636 Crown Street
Vancouver, B.C. V6S 2K2

Shui-Moon To                                      50,000           .15%          50,000          50,000            0%
2689 West 21st Avenue
Vancouver, B.C. V6L 1K2

May-Ying To                                       50,000           .15%          50,000          50,000            0%
2689 West 21st Avenue
Vancouver, B.C. V6L 1K2

Gemma Oosterman                                    5,000          .015%           5,000           5,000            0%
202 - 4675 Valley Drive
Vancouver, B.C. V6J 4B7

Frances Roitman                                   20,000           .06%          20,000          20,000            0%
606 - 1945 Barclay Street
Vancouver, B.C. V6G 1L2

Christopher Lay                                   20,000           .06%          20,000          20,000            0%
2100 - 885 West Georgia Street
Vancouver, B.C. V6C 3E8



                                       57

Jerrald Dugger                                    10,000           .03%          10,000          10,000            0%
200 - 1594 Kobet Way
Port Coquitlam, B.C. V3L 5N5

Christel Meyer                                     5,000           .015%          5,000           5,000            0%
4580 Woodgreen Drive
West Vancouver, B.C. V7S 2V2

Aldo Trinetti                                      5,000          .015%           5,000           5,000            0%
608 - 2041 Bellwood Avenue
Burnaby, B.C. V5B 4V5

Graham MacMillan                                  20,000           .06%          20,000          20,000            0%
301 - 2232 Marine Drive
West Vancouver, B.C. V7V1K4

Canaccord Capital Corporation                     30,000           .09%          30,000          30,000            0%
ITF Graham MacMillan
Account No. 2295745
2000 - 609 Granville Street
Vancouver, B.C. V7Y 1H2

Nicola Nielsen                                    15,000          .045%          15,000          15,000            0%
14 - 636 Clyde Avenue
West Vancouver, B.C. V7Z 1E1

Christine Smith                                    5,000          .015%           5,000           5,000            0%
314 - 3738 Norfolk Street
Burnaby, B.C. V5G 4V4

G.D. Nielsen Developments Ltd.                     5,000          .015%           5,000           5,000            0%
14 - 636 Clyde Avenue
West Vancouver, B.C. V7Z 1E1

Janet Hutchinson                                   5,000          .015%           5,000           5,000            0%
4115 Ripple Road
West Vancouver, B.C. V7V3C1

Glen Mitchell                                     20,000           .06%          20,000          20,000            0%
6th Floor, 700 West Georgia St
Vancouver, B.C. V7Y 1A2



                                       58


Allan Gauthier                                    30,000           .09%          30,000          30,000            0%
6th Floor, 700 West Georgia St
Vancouver, B.C. V7Y 1A2

Janine Harris                                      5,000          .015%           5,000           5,000            0%
545 Ventura Crescent
N. Vancouver, B.C. V7N3G8

Warren Wagstaff                                   10,000           .03%          10,000          10,000            0%
2500 - 666 Burrard Street
Vancouver, B.C. V6C 2X8

Dominic Spooner                                   10,000           .03%          10,000          10,000            0%
2500 - 666 Burrard Street
Vancouver, B.C. V6C 2X8

Anne Peterson-Angus                              110,000           .33%         110,000         110,000            0%
3160 Benbow Road
West Vancouver, B.C. V7V3E2

Jack Bell                                         10,000           .03%          10,000          10,000            0%
2703 - 2055 Pendred Street
Vancouver, B.C. V6G 1T9

J. Michael Leckie                                 10,000           .03%          10,000          10,000            0%
1548 Marine Drive
West Vancouver, B.C. V7V1H8

Eric Feilden                                      10,000           .03%          10,000          10,000            0%
900 - 4720 Kingsway Avenue
Burnaby, B.C. V5H 4N2

Helen Killas                                     100,000            .3%         100,000         100,000            0%
3 - 2498 Point Grey Road
Vancouver, B.C. V6K 1A2

Mr. Declan MacFadden                              50,000           .15%          50,000          50,000            0%
JF Evertslaan 18
1406KP Bussum, Netherlands

Robert Manchester                                 10,000           .03%          10,000          10,000            0%
1850 Burrill Avenue
N. Vancouver, B.C. V7K1M2


                                       59


Jeff Read                                          5,000          .015%           5,000           5,000            0%
1420 Queens Avenue
West Vancouver, B.C. V7T2H9

Dr. James Findlay                                 10,000           .03%          10,000          10,000            0%
7 - 20691 Lougheed Highway
Maple Ridge, B.C. V2X 2P9

Steven J. Bryant                                   5,000          .015%           5,000           5,000            0%
18999 - 59th Avenue
Surrey, B.C. V3S 7R8

Sharif Property Holdings                          50,000           .15%          50,000          50,000            0%
1080 - 885 West Georgia Street
Vancouver, B.C. V6C 3E8

Intergulf Investment Corp.                       250,000            .7%         250,000         250,000            0%
1080 - 885 West Georgia Street
Vancouver, B.C. V6C 3E8

Carlo K. Rahal                                    50,000           .15%          50,000          50,000            0%
6410 Charing Court
Burnaby, B.C. V5E 3Y3

Nell Dragovan                                     50,000           .15%          50,000          50,000            0%
900 - 900 West Hastings Street
Vancouver, B.C. V6C 1E5

Thesis Group Inc.                                100,000            .3%         100,000         100,000            0%
19 Hanover Terrace
Regents Park
London, England NW1 4RT

Sharon Scholz                                     25,000           .07%          25,000          25,000            0%
425 Rabbit Lane
West Vancouver, B.C. V7S 1J1

John Gigliotti                                    25,000           .07%          25,000          25,000            0%
3100 - 666 Burrard Street
Vancouver, B.C. V6C 3B1




                                       60


Michael Case                                      15,000          .045%          15,000          15,000            0%
674 Leg in Boot Square
Vancouver, B.C. V5Z 4B4

BSM Enterprises Ltd.                              75,000           .23%          75,000          75,000            0%
6228 Tiffany Boulevard
Richmond, B.C. V7C 4Z2

Trudy Mann                                        25,000           .07%          25,000          25,000            0%
6228 Tiffany Boulevard
Richmond, B.C. V7C 4Z2

Billee Davidson                                   25,000           .07%          25,000          25,000            0%
3902 West 38th Avenue
Vancouver, B.C.

First Marathon Securities Ltd.                   100,000            .3%         100,000         100,000            0%
ITF Seabright Investments
Consultants Inc.
2 First Canadian Place, Ste 3200
P.O. Box 21,
Toronto, Ontario M5X 1J9

First Marathon Securities Ltd.                   100,000            .3%         100,000         100,000            0%
ITF David Lyall
2 First Canadian Place, Ste 3200
P.O. Box 21,
Toronto, Ontario M5X 1J9

First Marathon Securities Ltd.                    75,000           .23%          75,000          75,000            0%
ITF Rob Hartvikson
2 First Canadian Place, Ste 3200
P.O. Box 21
Toronto, Ontario M5X 1J9

First Marathon Securities Ltd.                    75,000           .23%          75,000          75,000            0%
ITF Blayne B. Johnson
2 First Canadian Place, Ste 3200
P.O. Box 21
Toronto, Ontario M5X 1J9



                                       61


Sam Magid                                        100,000            .3%         100,000         100,000            0%
1888 West 5th Avenue
Vancouver, B.C. V6J 1P3

Arron Fediuk                                      25,000           .07%          25,000          25,000            0%
3655 Ash Street
Vancouver, B.C.

Brent Norrey                                       5,000          .015%           5,000           5,000            0%
3946 West 11th Avenue
Vancouver, B.C. V6R 2L2

William Burk                                      10,000           .03%          10,000          10,000            0%
1321 Grover Avenue
Coquitlam, B.C. V3J 3G3

Century Square Enterprises Inc.                   30,000           .09%          30,000          30,000            0%
23/F Chekiang First Bank Bldg.
58-63 Gloucester Road
Hong Kong

J.R. Ing Associates Ltd.                          20,000           .06%          20,000          20,000            0%
1350 West 32nd Street
Vancouver, B.C. V6H 2J3

J. Denis Mote                                     20,000           .06%          20,000          20,000            0%
1188 Englishman River Road
P.O. Box 464
Errington, B.C. V0R 1V0

Barry Fraser                                      17,500           .05%          17,500          17,500            0%
c/o McCarthy Tetrault
Suite 1300, 777 Dunsmuir St.
Vancouver, B.C.

Ruston Goepel                                     50,000           .15%          50,000          50,000            0%
6215 McCleery Street
Vancouver, B.C. V6M 1C3

Capital Management Limited                       200,000            .6%         200,000         200,000            0%
222 Merchants Street
Valletta, Malta, VLT 10



                                       62


The Canada Trust Company                         500,000           1.5%         500,000         500,000            0%
ITF Account No. 058-1044318
- REF: DK53
2nd Floor, 161 Bay Street
Toronto, Ontario M5J 2T2

Richco Investors Inc.                          1,225,000           3.7%       1,225,000       1,225,000        21.2%(1)
Suite 830, 789 West Pender St.
Vancouver, B.C. V6C 1H2

Trevor Young                                     100,000            .3%         100,000         100,000            0%
Minane House, Minane Bridge
County Cork, Ireland

Torbay Company                                   100,000            .3%         100,000         100,000            0%
Global Securities Services,
Royal Bank Plaza
S.L.Level, S. Tower, 200 BaySt
Toronto, Ontario M5B 2J5

Global Securities Corporation                    100,000           .3.%         100,000         100,000            0%
ITF Cayman Island Securities
2900 - 1055 West Georgia St.
Vancouver, B.C. V6E 3R5

Canaccord Capital Corp.                           50,000           .15%          50,000          50,000            0%
ITF Neil Linder,
Account No. 200-063S-4
2300 - 609 Granville Street
Vancouver, B.C. V7Y 1H2

Pie Capital Communications Inc.                   50,000           .15%          50,000          50,000            0%
3566 Point Grey Road
Vancouver, B.C. V6R 1A8

Marc Hung                                         15,000          .045%          15,000          15,000            0%
Unit #6, 1200 Brunette Avenue
Coquitlam, B.C.V3K 1G3

Odlum Brown Ltd.                                  36,085           .11%          36,085          36,085            0%
1800 - 609 Granville Street
Vancouver, B.C. V7Y 1A3



                                       63


Gundyco                                           23,625           .07%          23,625          23,625            0%
B.C.E. Place, P.O. Box 500
Toronto, Ontario M5J 2S8

Gundyco                                           55,330           .17%          55,330          55,330            0%
B.C.E. Place, P.O. Box 500
Toronto, Ontario M5J 2S8

Charlene Hoyle                                    23,000           .07%          23,000          23,000            0%
1548 Marine Drive
West Vancouver, B.C. V7V1H8

Salman Partner Inc.                                9,800           .03%           9,800           9,800            0%
#2230 - 885 West Georgia St.
Vancouver, B.C. V6C 3A8

Maurice Colson                                     7,000           .02%           7,000           7,000            0%
218 Walmer Road, Toronto
Ontario M5R 3R7

RBC Dominion Securities Inc.                       4,550          .014%           4,550           4,550            0%
#3100 - 666  Burard Street
Vancouver, B.C. V6C 3C7

Pacific International Securities, Inc.             9,275          .027%           9,275           9,275            0%
1900 - 666 Burrard Street
Vancouver, B.C. V6C 3N1

RBC Dominion Securities Inc.                       1,750          .005%           1,750           1,750            0%
#2100 - 666 Burraard Street
Vancouver, B.C. V6C 2X8

David Lyall                                       24,500          0.075%         24,500          24,500            0%
6745 West Boulevard
Vancouver, B.C. V6P 5R8

Maison Placement Canada Inc.                       4,900          .015%           4,900           4,900            0%
#906 - 130 Adelaide Street West
Toronto, Ontario M5H 3P5



                                       64


Ruston Goepel                                      3,500           .01%           3,500           3,500            0%
621 McCleery Street
Vancouver, B.C. V6M 1G3

Michael O'Brian                                   14,000          .044%          14,000          14,000            0%
2nd Floor, 750 West Pender St.
Vancouver, B.C. V6C 1B5

IDF Financial Services Inc.                       35,000           .11%          35,000          35,000            0%
#13 - 1155 Melville Street
Vancouver, B.C.  V6E 4C4

Whalen Beliveau & Associates, Inc.                70,000           .22%          70,000          70,000            0%
#3210, Park Place,
666 Burrard Street
Vancouver, B.C. V6C 2X8

Global Securities Corporation                      7,000           .02%           7,000           7,000            0%
#2900 - 1055 West Georgia St.
Vancouver, B.C. V6E 3R5

Haywood Securities Inc.                            7,000           .02%           7,000           7,000            0%
11th Floor, Commerce Place,
400 Burrard Street
Vancouver, B.C. V6C 3A6

Cayman Island Securities Ltd.                     22,750           .07%          22,750          22,750            0%
One Capital Place
Grand Cayman, B.W.I.

Kosti Killas                                       3,500           .01%           3,500           3,500            0%
c/o Canaccord Capital Corp.,
Suite 2200 - 609 Granville St.
Vancouver, B.C. V7Y 1H2

TOTAL                                          5,542,065                      5,542,065       5,542,065

(1)      Includes  shares  of  officers   directors  and  affiliates  of  Richco
         Investors, Inc.

                                       65

                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there has been a very limited market for the shares of our common stock. The offering price will be based upon the market price at the time of sale of shares. There is no direct relation between the market price and the assets, book value, shareholders' equity or net worth of our company.

                                  LEGAL MATTERS

         The law firm of Michael A. Littman, 7609 Ralston Road, Arvada, Colorado 80002, has acted as counsel in connection with this offering.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1999 have been included in the Registration Statement in reliance upon the report of Amisano Hanson, independent auditor, and upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

         We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission, Washington, D.C., relating to the securities offered. This prospectus, filed as part of the Registration Statement, does not contain certain information set forth in, or annexed as exhibits to, the Registration Statement. For further information with respect to the Company and the securities offered, reference is made to the Registration Statement, including the exhibits, which may be inspected without charge at the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or inspected and copied at, and obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission at its principal office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this prospectus regarding the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by that reference.

IN ADDITION, WE FILE REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SEC. YOU MAY READ AND COPY ANY DOCUMENT WE FILE AT THE SEC'S PUBLIC REFERENCE ROOMS IN WASHINGTON, D.C., NEW YORK, NEW YORK AND CHICAGO, ILLINOIS. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION ON THE PUBLIC REFERENCE ROOMS. OUR SEC FILINGS ARE ALSO AVAILABLE TO THE PUBLIC ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV.

                                     PART II

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Set forth below is a statement of expenses expected to be incurred by the company in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions.

                  Legal Fees                                  $35,000*
                  Accounting Fees                             $15,000*
                  Filing Fees                                 $15,000*
                  Printing & Engraving
                  share certificates and prospectuses         $10,000*
                  Miscellaneous Expenses                      $15,000*

                  (*  Estimates Only)

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Within the last three (3) years, no sales have been made of the Company's $.001 par value voting common stock.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                                  Item.

3.1               Articles of Incorporation to Drucker Industries, Inc.*

3.2               Bylaws to Drucker Industries, Inc.*

3.3 Certificate of Amendment to Certificate of Incorporation (changing name to Drucker, Inc.)

5.1               Form of Opinion of Michael A. Littman

23.1              Consent of Michael A. Littman, dated November 30, 2000

23.2              Consent of Auditor, dated November 30, 2000

* Incorporated by reference to Form 10SB Registration Statement filed August 18, 1997, file #0- 29670.

                          FINANCIAL STATEMENT SCHEDULES

(1)  Financial statements of Drucker, Inc. and subsidiaries

YEAR 1999                                                                PAGE

Cover page                                                                 F-1

Index to Financial Statements                                              F-2

Independent Auditors' Report for years ended December 31,
1999 and December 31, 1998                                                 F-3

Consolidated Balance Sheet at December 31, 1999                            F-4

Consolidated Statement of Operations As of End of December 31, 1999        F-5

Consolidated Statement of Stockholders Equity - December 31, 1999        F-6-F-8

Consolidated Statement of Cash Flows As of End of December 31, 1999        F-9

Consolidated Schedule of General and Administrative Expenses               F-10

Consolidated Schedule of Exploration Expenses                              F-11

Notes to the Consolidated Financial Statements                         F-12-F-20


Interim Financial Statements for September 30, 2000 Cover Page             F-21

Index to Financial Statements                                              F-22

Consolidated Balance Sheet at September 30, 2000                           F-23

Consolidated Statement of Operations As of End of September 30, 2000       F-24

Consolidated Statement of Stockholders Equity - September 30, 2000         F-25

Consolidated Statement of Cash Flows As of End of September 30, 2000       F-26

Consolidated Schedule of General and Administrative Expenses               F-27

Consolidated Schedule of Production Expenses                               F-28

Consolidated Schedule of Exploration Expenses                              F-29

Notes to the Consolidated Financial Statements                             F-30


(2)  Financial Statement Schedules:

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes.

ITEM 28.  UNDERTAKINGS

         The undersigned registrant undertakes:

         (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement.

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; +

                  (ii) To reflect in the prospectus facts or events arising after the effective date of the registration statement (or the most recent post effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                  (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to the information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide certificates in denominations and registered in names as required by Selected Dealers to permit prompt delivery to each purchaser.

         (5) See Item 14 for Registrant's undertaking with respect to indemnification.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on December 12, 2000.

                                           DRUCKER, INC.


                                           BY:/S/Gerald Runolfson
                                           Its:     President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                        TITLE                              DATE

/S/ GERALD RUNOLFSON             President                     December 12, 2000
--------------------             and Director
Gerald Runolfson

/S/ ERNEST CHEUNG                Secretary                     December 12, 2000
-----------------                and Director
Ernest Cheung

/S/ PATRICK CHAN                 Director                      December 12, 2000
----------------
Patrick Chan

/S/ JOSEPH S. TONG               Director                      December 12, 2000
------------------
Joseph S. Tong

/S/KEN A. KOW                    Director                      December 12, 2000
--------------
Ken A. Kow

                            DRUCKER INDUSTRIES, INC.

                         (An Exploration Stage Company)

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998

                            (Stated in U.S. dollars)

                         INDEX TO FINANCIAL STATEMENTS

Cover page                                                                 F-1

Index to Financial Statements                                              F-2

Independent Auditors' Report for years ended December 31,
1999 and December 31, 1998                                                 F-3

Consolidated Balance Sheet at December 31, 1999                            F-4

Consolidated Statement of Operations As of End of December 31, 1999        F-5

Consolidated Statement of Stockholders Equity - December 31, 1999        F-6-F-8

Consolidated Statement of Cash Flows As of End of December 31, 1999        F-9

Consolidated Schedule of General and Administrative Expenses               F-10

Consolidated Schedule of Exploration Expenses                              F-11

Notes to the Consolidated Financial Statements                         F-12-F-20

TERRY AMISANO LTD.                                               AMISANO  HANSON

KEVIN HANSON, C.A.                                         CHARTERED ACCOUNTANTS

                                AUDITORS' REPORT
To the Stockholders,
Drucker Industries, Inc.


We have audited the consolidated balance sheets of Drucker Industries, Inc. as at December 31, 1999 and 1998 and the statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception of the exploration stage, January 1, 1997 to December 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1999 and 1998 and the results of its operations and cash flows for each of the years in the three year period ended December 31, 1999 and for the period from inception of the exploration stage, January 1, 1997 to December 31, 1999, in accordance with generally accepted accounting principles in the United States.


Vancouver, Canada                                               "AMISANO HANSON"
March 10, 2000                                             Chartered Accountants

       Suite 604 - 750 West Pender Street, Vancouver, BC, Canada, V6C 2T7

                                                  Telephone:    (604) 689-0188
                                                  Facsimile:    (604) 689-9773
                                                  E-MAIL:       amishan@istar.ca



                                              SEE ACCOMPANYING NOTES
                                             DRUCKER INDUSTRIES, INC.
                                          (An Exploration Stage Company)
                                            CONSOLIDATED BALANCE SHEETS
                                            December 31, 1999 and 1998
                                             (Stated in U.S. dollars)


                                                     ASSETS                        1999                 1998
                                                     ------                        ----                 ----
Current
   Cash and cash equivalents - Note 3                                        $      1,867,417     $      2,763,628
   Accrued interest receivable                                                         10,958                5,483
   Prepaid expenses                                                                     1,089                2,269
   Advances receivable                                                                  8,202                    -

                                                                                    1,887,666            2,771,380
Oil and gas projects - Notes 4 and 6                                                1,606,290            1,262,106

                                                                             $      3,493,956     $      4,033,486

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current
   Accounts payable and accrued expenses                                     $         81,109     $         47,455

Stockholders' Equity - Notes 5 and 10
   Common stock $.001 par value, authorized 50,000,000 shares:
    32,476,250 shares issued and outstanding                                           32,115               32,115
Additional paid-in capital                                                          6,306,803            6,306,803
Deficit accumulated during the exploration stages                               (   2,926,071)       (   2,352,887)

Total stockholders' equity                                                          3,412,847            3,986,031

                                                                             $      3,493,956     $      4,033,486

Nature of Operations - Note 1
Commitment - Note 5
Subsequent Event - Note 10



APPROVED BY THE BOARD:




 "Gerry Runolfson"                                "Ernest Cheung"
--------------------------, Director        --------------------------, Director


                             SEE ACCOMPANYING NOTES



                                             DRUCKER INDUSTRIES, INC.
                                          (An Exploration Stage Company)
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                               for the years ended December 31, 1999, 1998 and 1997
                           and January 1, 1997 (Date of Inception of Exploration Stage)
                                               to December 31, 1999
                                             (Stated in U.S. dollars)

                                                                                                   January 1, 1997
                                                                                                      (Date of
                                                                                                    Inception of
                                                                                                     Exploration
                                                                                                      Stage) to
                                                           Year ended December 31,                  December 31,
                                                   1999              1998              1997             1999
                                                   ----              ----              ----             ----
Interest income                              $  (    134,930)  $  (    157,538)  $  (    135,266) $  (    427,734)

General and administrative expenses
 - Schedule 1                                        218,441           182,405           247,566          648,412

Fiscal agent fees                                          -                 -             3,719            3,719

Exploration expenses - Schedule 2                    489,673           616,263           433,795        1,539,731

Net loss                                     $  (    573,184)  $  (    641,130)  $  (    549,814) $  (  1,764,128)

Net loss per share                           $  (      0.02)   $  (      0.02)   $  (      0.02)

Weighted average shares outstanding               32,476,250        32,476,250        30,167,056



                             SEE ACCOMPANYING NOTES




                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                  for the years ended December 31, 1989 to December 31,
                           1999 and February 4, 1971 (Date of Inception) to December 31, 1999
                                                (Stated in U.S. dollars)
                                                                                                              Deficit
                                                                                            Additional      Accumulated
                                                                    Common Stock             Paid-in          During
                                                             Shares           Amount         Capital     Exploration Stages   Total
                                                            ------------------------------------------------------------------------
Shares issued to acquire Monetary Metals, Inc.                       675,000   $   675     $ (   675)    $       -       $         -
Shares  issued to  acquire  net  assets of  Drucker  Sound
 Design Corporation                                                2,700,000     2,700        65,046             -           67,746
Net loss from inception to December 31, 1989                               -         -             -     $ ( 8,115)       (   8,115)
Net loss for year ended December  31, 1990                                 -         -             -      (144,333)        (144,333)
Five for one forward split of outstanding shares                  13,500,000    13,500       (13,500)            -                -
Funds contributed by stockholder                                           -         -       124,196             -          124,196
Sale of units for cash, September 1991                             1,050,000     1,050       103,950             -          105,000
Sale of units for cash, December 1991                                750,000       750        74,250             -           75,000
Shares issued to settle debts                                         52,500        53         5,197       ( 5,250)               -
Shares issued to directors as compensation                           450,000       450        44,550       (45,000)               -
Correct funds contributed to stockholders                                  -         -       (24,990)            -         ( 24,990)
Interest on note payable                                                   -         -             -       ( 7,370)        (  7,370)
Net loss for year ended December 31, 1991                                  -         -             -       (38,417)        ( 38,417)

Balance, December 31, 1991, as previously reported                19,177,500    19,178       378,024      (248,485)         148,717
Adjustments to previously reported amounts:
   Fiscal agent fees                                                       -         -       (18,000)      ( 7,300)        ( 25,300)

Balance, December 31, 1991, as restated                           19,177,500    19,178       360,024      (255,785)         123,417

Sale of common stock, March 1992                                     700,000       700        69,300             -           70,000
Sale of common stock, September 1992                                 500,000       500        54,500             -           55,000
Net loss for year ended December 31, 1992                                  -         -             -       (78,078)         (78,078)

Balance, December 31, 1992, as previously reported                20,377,500    20,378       483,824      (333,863)         170,339
Adjustments to previously reported amounts:
   Fiscal agent fees                                                       -         -       (12,500)      (20,600)        ( 33,100)

Balance, December 31, 1992, as restated                           20,377,500    20,378       471,324      (354,463)         137,239

                                                                                                          .../cont'd.



                             SEE ACCOMPANYING NOTES


                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                  for the years ended December 31, 1989 to December 31,
                           1999 and February 4, 1971 (Date of Inception) to December 31, 1999
                                                (Stated in U.S. dollars)

                                                                                                           Deficit
                                                                                        Additional        Accumulated
                                                                  Common Stock           Paid-in            During
                                                           Shares            Amount      Capital      Exploration Stages     Total
                                                          --------------------------------------------------------------------------
Balance forward, December 31, 1992, as restated           20,377,500         20,378       471,324      (   354,463)         137,239

Net loss for the year ended December 31, 1993                      -              -             -      (   134,081)        (134,081)

Balance, December 31, 1993                                20,377,500         20,378       471,324      (   488,544)           3,158

Adjustment to previously reported amounts:
   Fiscal agent fees                                               -              -             -      (    27,280)        ( 27,280)

Balance, December 31, 1993, as restated                   20,377,500         20,378       471,324      (   515,824)        ( 24,122)

Sale of common stock, July, 1994                             200,000            200        29,800                -           30,000

Fiscal agent fees                                                  -              -       ( 3,000)               -         (  3,000)

Net loss for the year ended December 31, 1994                      -              -             -      (   563,546)        (563,546)

Balance, December 31, 1994                                20,577,500         20,578       498,124      ( 1,079,370)        (560,668)

Shares issued to settle debts                              5,976,683          5,977       596,739                -          602,716

Net loss for the year ended December 31, 1995                      -              -             -      (    79,455)        ( 79,455)

Balance, December 31, 1995                                26,554,183         26,555     1,094,863      (1,158,825)         ( 37,407)

Shares issued to settle debts                                380,002            380        37,620                -           38,000

Net loss for the year ended December 31, 1996                      -              -             -     (      3,118)        (  3,118)

Balance, December 31, 1996                                26,934,185         26,935     1,132,483     (  1,161,943)        (  2,525)



                                                                   .../cont'd.



                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                  for the years ended December 31, 1989 to December 31,
                           1999 and February 4, 1971 (Date of Inception) to December 31, 1999
                                                (Stated in U.S. dollars)
                                                                                                  Deficit
                                                                               Additional       Accumulated
                                                        Common Stock           Paid-in            During
                                                    Shares          Amount     Capital      Exploration Stages         Total
                                                  ------------------------------------------------------------------------------
Balance forward, December 31, 1996                  26,934,185       26,935     1,132,483    (1,161,943)        (      2,525)

Sale of common stock, May, 1997                      5,179,500        5,180     5,174,320             -            5,179,500

Shares issued for finder's fee                         362,565            -             -             -                    -

Net loss for the year ended December 31, 1997                -            -             -    (  549,814)        (    549,814)

Balance, December 31, 1997                          32,476,250       32,115     6,306,803    (1,711,757)           4,627,161

Net loss for the year ended December 31, 1998                -            -             -    (  641,130)        (    641,130)

Balance, December 31, 1998                          32,476,250       32,115     6,306,803    (2,352,887)           3,986,031

Net loss for the year ended December 31, 1999                -            -             -    (  573,184)        (    573,184)

Balance, December 31, 1999                          32,476,250      $32,115    $6,306,803   $( 2,926,071)    $     3,412,847




                             SEE ACCOMPANYING NOTES

                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                                          CONSOLIDATED STATEMENTS OF CASH FLOW
                                  for the years ended December 31, 1999, 1998 and 1997
                              and January 1, 1997 (Date of Inception of Exploration Stage)
                                                  to December 31, 1999
                                                (Stated in U.S. dollars)
                                                                                                    January 1, 1997
                                                                                                   (Date of Inception
                                                                                                     of Exploration
                                                                                                       Stage) to
                                                               Year ended December 31                 December 31,
                                                        1999           1998            1997               1999
                                                        ----           ----            ----               ----
Cash flow from operating activities:
   Net loss                                        $ (   573,184) $ (   641,130)  $ (   549,814)  $ (   1,764,128)
   Add items not affecting cash:
     Capital assets written-off                                -         40,288               -            40,288
     Write-off of advances                                     -         31,285               -            31,285
     Project advances written-off                         35,427              -               -            35,427

                                                     (   537,757)   (   569,557)    (   549,814)    (   1,657,128)
   Net changes in non-cash working
    capital items related to operations:
    Accrued interest receivable                      (     5,475)   (     5,483)              -     (      10,958)
    Prepaid expenses                                       1,180    (     2,269)              -     (       1,089)
    Advances receivable                              (     8,202)       250,709     (   250,709)    (       8,202)
    Accounts payable and accrued expenses                 33,654    (    39,084)         84,014            78,584

Net cash used in operating activities                (   516,600)   (   365,684)    (   716,509)    (   1,598,793)


Cash flow used in investing activity
   Oil and gas project costs                         (   379,611)   (    58,462)    ( 1,224,415)    (   1,662,488)

Net cash provided by (used in) investing
 activity                                            (   379,611)   (    58,462)    ( 1,224,415)    (   1,662,488)

Cash flow from financing activities:
   Proceeds from sale of common stock                          -              -       5,179,500         5,179,500
   Advance payable                                             -    (    50,802)              -     (      50,802)

Net cash provided by (used in )
 financing activities                                          -    (    50,802)      5,179,500         5,128,698

Net increase (decrease) in cash                      (   896,211)   (   474,948)      3,238,576         1,867,417
Cash and cash equivalents, beginning of period         2,763,628      3,238,576               -                 -

Cash and cash equivalents, end of period           $   1,867,417  $   2,763,628   $   3,238,576   $     1,867,417

Cash and cash equivalents consist of:
   Cash                                            $     186,417  $      63,628   $      39,948   $       186,417
   Term deposit                                        1,681,000      2,700,000       3,198,628         1,681,000

                                                   $   1,867,417  $   2,763,628   $   3,238,576   $     1,867,417



Supplemental disclosures of cash flows:
Stock issued for payment of accounts payable in 1996 - $38,000 (1995: $243,716) Stock issued for payment of promissory note in 1995 - $359,000


                             SEE ACCOMPANYING NOTES

                                                                                                      Schedule 1
                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                              CONSOLIDATED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                                for the years ended December 31, 1999, 1998 and 1997 and
                                January 1, 1997 (Date of Inception of Exploration Stage)
                                                  to December 31, 1999
                                                 (Stated in US Dollars)

                                                                                                   January 1, 1997
                                                                                                      (Date of
                                                                                                    Inception of
                                                                                                     Exploration
                                                                                                      Stage) to
                                                                                                    December 31,
                                                   1999              1998              1997             1999
                                                   ----              ----              ----             ----
Accounting and audit fees                    $        40,011   $        44,651   $         9,539  $        94,201
Advances written-off - Note 6                              -            24,061                 -           24,061
Consulting - Note 6                                   54,436            38,288            32,185          124,909
Foreign exchange                                       1,866             1,111      (        778)           2,199
Investor communication costs                          28,118             9,834            46,689           84,641
Interest and bank charges                              2,421               619               406            3,446
Legal                                                 27,852            12,104            59,795           99,751
Office and general                                    31,153            29,957            46,576          107,686
Rent                                                   9,217             8,020             7,376           24,613
Transfer agent fees                                    1,632             2,718                 -            4,350
Travel                                                21,735            11,042            45,778           78,555
                                                  -----------------------------------------------------------------
                                             $       218,441   $       182,405   $       247,566  $       648,412


                             SEE ACCOMPANYING NOTES

                                                                                                        Schedule 2
                                                DRUCKER INDUSTRIES, INC.
                                             (An Exploration Stage Company)
                                      CONSOLIDATED SCHEDULE OF EXPLORATION EXPENSES
 for the years ended December 31, 1999, 1998 and 1997 and January 1, 1997 (Date of Inception of Exploration Stage)
                                                  to December 31, 1999
                                                 (Stated in US Dollars)
                                                                                                      January 1, 1997
                                                                                                          (Date of
                                                                                                        Inception of
                                                                                                        Exploration
                                                                                                         Stage) to
                                  Ningxia        West          1999           1998          1997        December 31,
                                Concession      Gharib         Total         Total          Total           1999
                                ----------      ------         -----         -----          -----           ----
Administration                 $          -  $     76,266  $     76,266  $     40,529   $      9,657  $       126,452
Amortization                              -             -             -         7,901         12,968           20,869
Audit                                     -             -             -         4,246          5,000            9,246
Consulting                                -             -             -             -         10,875           10,875
Consumables                               -        77,924        77,924        30,072              -          107,996
Development costs                         -         4,139         4,139             -              -            4,139
Drilling                                  -       167,965       167,965           420              -          168,385
Entertainment                             -             -             -         4,752          9,816           14,568
Geological/geophysical                    -        70,157        70,157       164,940              -          235,097
Insurance (rebate)                        -             -             -     (   2,611)         5,256            2,645
Office Supplies                           -             -             -            64          6,272            6,336
Other                                     -             -             -         3,237          7,526           10,763
Project advances written-off         65,406             -        65,406        31,285              -           96,691
Rent                                      -             -             -         7,908            918            8,826
Repairs and maintenance                   -             -             -           629          1,983            2,612
Surveying and testing                     -             -             -       242,600        262,982          505,582
Telephone                                 -             -             -         2,567          3,375            5,942
Travel                                4,729             -         4,729         4,668         62,718           72,115
Wages and benefits                        -        23,087        23,087        43,948         34,449          101,484
Capital assets written-off                -             -             -        40,288              -           40,288
Interest income                           -             -             -     (   7,614)             -     (      7,614)
Other income                              -             -             -     (   3,566)             -     (      3,566)
                               ------------------------------------------------------------------------------------------
                               $     70,135  $    419,538  $    489,673  $    616,263    $   433,795  $     1,539,731




                             SEE ACCOMPANYING NOTES
                                      F-11

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)


Note 1        Nature of Operations
-----------------------------------

              The company currently is in the business of exploration and development of oil and gas properties in Egypt and Algeria.

              The company was incorporated in Idaho on February 4, 1971, as Monetary Metals, Inc. On December 14, 1989, the company acquired all the net assets of Drucker Sound Design, Inc. in exchange for 2,700,000 shares (13,500,000 shares after split) of common stock. On December 30, 1989, the company changed its name to Drucker Sound Design, Inc., and on June 19, 1990, the company changed its domicile to Delaware. On September 5, 1991, the company changed its name to Drucker Industries, Inc., and forward split the outstanding shares of common stock on the basis of five for one.

              The company is in the exploration stage and is in the process of exploring its resource properties and has not yet determined whether these properties contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties is dependent upon the discovery of economically recoverable reserves and confirmation of the company's interest in the underlying properties, the ability of the company to obtain necessary financing to satisfy the expenditure requirements under resource property agreements and to complete the development of the properties, and upon future profitable production or from the sale thereof.

Note 2        Summary of Significant Accounting Policies
--------------------------------------------------------

              The consolidated financial statements of the company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results may vary from these estimates.

              The consolidated financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

              Principles of Consolidation

              These consolidated financial statements include the accounts of Drucker Industries, Inc. and its wholly-owned subsidiaries, Drucker Petroleum Inc. ("DPI") and Drucker Petroleum (Algeria) Inc. ("DPA"). DPI and DPA were incorporated by the company in the British Virgin Islands on April 16, 1998 and September 22, 1999, respectively. All inter-company transactions have been eliminated.

              Exploration Stage Company

              The company is an exploration stage company as defined in Statement of Financial Accounting Standards No. 7 and the Securities and Exchange Commission's Exchange Act Guide 7. The company is devoting substantially all of its present efforts to the business of exploration and development of oil and gas properties in Egypt and Algeria. For the purposes of providing cumulative amounts for the statements of operations and cash flow, these amounts consider only those losses for the period from January 1, 1997 to December 31, 1999, the period in which the company has undertaken a new exploration stage activity.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)

Note 2        Summary of Significant Accounting Policies - (cont'd)
-------------------------------------------------------------------

              Oil and Gas Project Costs

              The company follows the successful efforts method of accounting for its oil and gas properties. Under this method, the initial acquisition costs and the costs of drilling and equipping development wells, are capitalized. The costs of drilling exploratory wells are initially capitalized and, if subsequently determined to be unsuccessful, are charged to operations as dry hole expenses. Costs and reserves of properties are aggregated by country. All other exploration expenditures, including geological and geophysical costs and annual rentals on exploration acreage, are charged to operations as incurred. Lease acquisition costs, subsequently determined to be impaired in value, are charged to operations.

              No gains or losses are recognized on the sale or disposition of oil and gas properties except when there is a material disposition of reserves of a country. All other proceeds are credited against the cost of the related properties.

              Depletion of the net capitalized costs of producing wells and leases is charged to operations on the unit-of-production method, by country, based upon estimated proved reserves.

              Investments in a company that is organized for the sole purpose of holding an indirect interest in oil and gas concessions and such investment is less than a 20% investment is accounted for under the above noted oil and gas project costs policy.

              Environmental Costs

              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts re probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of:

              i)  completion of a feasibility study;  or
              ii) the company's commitment to a plan of action based on the then known facts.

              Income Taxes

              The company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes".

              Net Loss Per Share

              Net loss per share is based on the weighted average number of common shares outstanding during each year.

              Values

              The amounts shown for oil and gas project costs represent costs to date and do not necessarily reflect present or future values.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)


Note 3        Cash Equivalents
-------------------------------

              At December 31, 1999, included in cash and cash equivalents is a financing deposit of $1,681,000 as required by a farm-out agreement (Note 4). This deposit is held as collateral for a letter of guarantee. The deposit will be used as payment for the costs incurred in exploring the concession located in West Gharib, Gulf of Suez, Egypt (Note 4).

Note 4        Oil and Gas Projects - Note 6
-------------------------------------------

                                                                                          1999          1998
                                                             Ningxia       Shaanxi        Total         Total
             China Concessions
                  Project advance                         $          -  $          -  $          -  $    893,670
                  Capital assets                                     -             -             -         1,636
                                                          ------------  ------------  ------------  ------------
                                                          $          -  $          -             -       895,306
                                                          ------------  ------------  ------------  ------------
             West Gharib, Egypt Concession
               Acquisition costs
                  Cash                                                                     352,000       352,000
                  Project advance                                                                -        14,800
                                                                                      ------------  ------------
                                                                                           352,000       366,800
               Deferred exploration costs                                                  629,290             -
                                                                                      ------------  ------------
                                                                                           981,290       366,800
                                                                                      ------------  ------------
             Algerian Concession
                  Acquisition costs                                                        625,000             -
                                                                                      ------------  ------------
                                                                                      $  1,606,290  $  1,262,106
                                                                                      ============  ============


              Project advances are advances to companies with a common director. These advances are unsecured, non-interest bearing and have no specific terms for repayment.

              China Concessions

              By a participation agreement dated January 21, 1997, the company agreed to pay 100% of all the costs of exploring and developing the Ningxia oil and gas concessions in Yanchi County, Ningxia Province and WuQi county, Shaanxi Province, Peoples Republic of China as consideration for an undivided 50% interest in all of the profits generated from the concession.

              By a participation agreement dated January 21, 1997, the company agreed to pay 100% of all the costs of exploring and developing the Shaanxi oil and gas concessions in North Shaanxi Province, Peoples Republic of China as consideration for an undivided 50% interest in all of the profits generated from the concessions.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)

Note 4        Oil and Gas Project Costs - Note 6 - (cont'd)
----------------------------------------------------------

              China Concessions - (cont'd)

              By a participation agreement dated September 9, 1997, the company agreed to pay 100% of all the costs of exploring and developing the Fuxian oil and gas property in Fuxian County, Shaanxi Province, Peoples Republic of China as consideration for an undivided 50% interest in all of the profits generated from the properties.

              During the year ended December 31, 1998, the Fuxian concession was abandoned. During the year ended December 31, 1999, the Ningxia and Shaanxi oil and gas concessions were abandoned and all related costs were included with exploration expenses.

              The parties to the above agreements are related to the company by virtue of common directors.

              West Gharib Concession

              On April 27, 1998, DPI entered into a farm-out agreement to acquire an undivided 20% participating interest in the right to explore for and exploit petroleum in a concession located in West Gharib, Gulf of Suez, Egypt.

              DPI shall pay:

              -   $352,000 within  seven days of the  execution of the agreement
                  (paid)

              - pay 20% of all costs and expenses incurred subsequent to the execution of the agreement related to this concession.

              - 40% of the costs and expenses associated with the drilling of an exploratory well to a maximum cost to the company of $500,000; thereafter, DPI shall pay 20% of all costs and expenses associated with any further activity associated with the concession.

              In addition, DPI provided a bank guarantee of $2,000,000 within seven days of the execution of the agreement, being 40% of a letter of guarantee (Note 3). As at December 31, 1999, this bank guarantee has been reduced to $1,681,000

              DPI's interest in this oil and gas concession is subject to a 7% net profit interest payable to a related company, after DPI has recovered all of its exploration and development expenditures. This company is related by virtue of common directors.

              During the year ended December 31, 1999, the company included drilling costs of $167,965 related to an abandoned well with exploration expenses.

              At December 31, 1999, $629,290 incurred in respect to drilling an exploration well and drilling and equipping a development well have been capitalized.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)


Note 4        Oil and Gas Project Costs - Note 6 - (cont'd)
-----------------------------------------------------------

              Algerian Concession

              By a letter of intent dated October 27, 1999, the company acquired 10% of the issued capital stock of Santa Catalina (Algeria) Ltd. (Algeria Concession SLM Algeria"), a company which, through its wholly-owned subsidiary, Santa Catalina L.H. Lundin (Algeria) Ltd. ("SLM Lundin"), entered into an agreement to acquire a 25% participating interest in an oil and gas concession in Algeria. Subject to SLM Lundin earning its 25% participating interest, the company may earn up to a 2.5% indirect interest in the property by paying SLM Algeria $625,000 (paid) to acquire 10% of its capital stock, and by funding its pro-rata share of SLM Lundin's portion of the drilling and general and administrative costs in excess of US$5,000,000 for testing and drilling of the first well.

              In order to participate in the second well, the company must pay SLM Algeria $600,000. The company will then be responsible for their pro-rata share of SLM Lundin's portion of the drilling costs and general and administrative costs in excess of $5,000,000 associated with the drilling and testing of the second well. This agreement is in effect for one year.

              All costs associated with this concession are shown as oil and gas project costs.

Note 5        Common Stock - Note 10
------------------------------------

              During the year ended December 31, 1997, the company issued 5,179,500 shares of common stock at $1.00 per share for proceeds of $5,179,500.

              The company also issued 362,565 shares of common stock as a finder's fee.

              Commitment

              Share Purchase Warrants

              At December 31, 1999, 5,179,500 share purchase warrants are outstanding. Each warrant entitles the holder to purchase one additional unit of the company at $0.40 per unit until the earlier of March 31, 2000 and the 90th day after the day on which the weighted average trading price of the company's shares exceed $0.90 per share for 10 consecutive trading days. Each unit consists of one common share of the company and one additional warrant. Each additional warrant entitles the holder to purchase one additional common share of the company at $0.60 per share. The additional warrants will expire one year after the occurrence of the exercise of the original warrant.

              Share Purchase Options

              During the year ended December 31, 1999, the company granted 2,950,000 share purchase options entitling the holders thereof the right to acquire 2,950,000 common shares at $0.40 per share to June 30, 2004.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)


Note 6        Related Party Transactions - Note 4
--------------------------------------------------

              During the year ended December 31, 1998, the company wrote-off advances to a related company in the amount of $24,061 advanced with respect to administration relating to the China oil and gas exploration projects. This company is related by virtue of a common director.

              The company was charged the following by a director of the company:

                                                                                                 January 1, 1997
                                                                                                 (Date of Incep-
                                                                                                 tion of Explora-
                                                                                                  tion Stage) to
                                                                                                   December 31
                                                  1999             1998              1997              1999
                                                  ----             ----              ----              ----
             Consulting                     $            -   $            -    $            -    $       36,000
                                            ==============   ==============    ==============    ==============


Note 7        Deferred Tax Assets
----------------------------------

              The Financial Accounting Standards board issued Statement Number 109 in Accounting for Income Taxes ("FAS 109") which is effective for fiscal years beginning after December 15, 1992. FAS 109 requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

              The following table summarized the significant components of the company's deferred tax assets:

                                                                         Total
             Deferred Tax Assets
             Net operating loss carryforward                     $    3,500,000
                                                                 ===============
             Deferred tax assets                                 $    1,750,000
             Valuation allowance for deferred tax assets             (1,750,000)
                                                                 ---------------
                                                                 $            -
                                                                 ===============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)

Note 8        Income Taxes
--------------------------

              No provision for income taxes has been provided in 1999, 1998 and 1997 due to the net loss. The company has net operating loss carry forwards, which expire commencing in the year 2004 totalling approximately $3,500,000, the benefits of which have not been recorded.

              Under the provisions of the Tax Reform Act of 1986, when there has been a change in an entity's ownership of fifty percent or greater, utilization of net operating loss carry forwards may be limited. As a result of equity transactions occurring through December 31, 1999, the company will be subject to such limitation. The annual limitations have not been determined.

Note 9        Prior Period Change
----------------------------------

              The company determined that accounts payable at December 31, 1993 was understated by $85,680 due to accrued fiscal agent fees not recorded. Of these fees, $27,280 related to the year ended December 31, 1993 and $58,400 related to years prior to the year ended December 31, 1993. Consequently the deficit accumulated during the exploration stage at December 31, 1993 and at December 31, 1992 and additional paid-in capital at December 31, 1992 were restated to reflect this adjustment.

Note 10       Subsequent Event
------------------------------

              Subsequent to December 31, 1999, the company extended the terms of the share purchase warrants to read as follows:

              Each warrant entitles the holder to purchase one additional unit of the company at $0.40 per unit until the earlier of March 31, 2001 and the 90th day after the day on which the weighted average trading price of the company's shares exceed $2.50 per share for 10 consecutive trading days. Each unit consists of one common share of the company and one additional warrant. Each additional warrant entitles the holder to purchase one additional common share of the company at $0.60 per share. The additional warrants will expire one year after the occurrence of the exercise of the original warrant.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)

Note 11       Segmented Information
-----------------------------------

              The company's industry's segment is the oil and gas industry.  The
              company's  geographic  segments  are  Canada,   China,  Egypt  and
              Algeria.

                                                                                          December 31, 1999
                                                Canada          China           Egypt          Algeria          Total
             Identifiable Assets
               Current                       $   1,887,666   $           -  $           -   $           -   $   1,887,666
               Oil and gas projects                      -               -        981,290         625,000       1,606,290
                                             -------------   -------------  -------------   -------------   -------------
                                             $   1,877,666   $           -  $     981,290   $     625,000   $   3,493,956
                                             =============   =============  =============   =============   =============

                                                                                          December 31, 1998
                                                Canada          China           Egypt          Algeria          Total
             Identifiable Assets
               Current                       $   2,771,380   $           -  $           -   $           -   $   2,771,380
               Oil and gas projects                      -         895,306        366,800               -       1,262,106
                                             -------------   -------------  -------------   -------------   -------------
                                             $   2,771,380   $     895,306  $     366,800   $           -   $   4,033,486
                                             =============   =============  =============   =============   =============

                                                                                       Year ended December 31,
                                                                                1999            1998            1997
             Operations
               Canada                                                       $ (   83,511)   $ (   24,867)   $ (    116,019)
               China                                                         (    70,135)    (   368,290)     (    433,795)
               Egypt                                                         (   419,538)    (   247,973)                -
                                                                            -------------   -------------   ---------------
                                                                            $(   573,184)   $ (  641,130)   $ (    549,814)
                                                                            =============   =============   ===============


Note 12       New Accounting Standards
--------------------------------------

              In December 1997, the Accounting Standards Board Issued statement 3465, "Income Taxes", which establishes standards for the recognition, measurement, presentation and disclosure of income and refundable taxes. This statement is effective for fiscal years beginning on or after January 1, 2000. Adopting this standard will not have a significant impact on the company's consolidated financial position, results of operations or cash flows.

              In April 1998, the Accounting Standards Executive Committee issued SOP 98-5, "Reporting on the costs of start-up activities". This statement is effective for fiscal years beginning after December 15, 1998. Adopting this standard does not have a significant impact on the company's consolidated financial position, results of operations or cash flows.

                            DRUCKER INDUSTRIES, INC.
                         (An Exploration Stage Company)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                            (Stated in U.S. dollars)

Note 12       New Accounting Standards - (cont'd)
------------------------------------------------

              In June 1998, the Financial Accounting Standards board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which standardized the accounting for derivative instruments. SFAS is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. Adopting this standard will not have a significant impact on the company's consolidated financial positions, results of operations or cash flows.

Note 13       Uncertainty Due to the Year 2000 Issue
----------------------------------------------------

              The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers or other third parties, have been fully resolved.

Note 14       Comparative Figures
---------------------------------

              Certain prior year's comparative figures have been reclassified to conform with the presentation used in the current year.

                            DRUCKER INDUSTRIES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 2000

                            (Stated in U.S. dollars)

                                   (Unaudited)
                                    ---------

                          INDEX TO FINANCIAL STATEMENTS

Interim Financial Statements for September 30, 2000 Cover Page             F-21

Index to Financial Statements                                              F-22

Consolidated Balance Sheet at September 30, 2000                           F-23

Consolidated Statement of Operations As of End of September 30, 2000       F-24

Consolidated Statement of Stockholders Equity - September 30, 2000         F-25

Consolidated Statement of Cash Flows As of End of September 30, 2000       F-26

Consolidated Schedule of General and Administrative Expenses               F-27

Consolidated Schedule of Production Expenses                               F-28

Consolidated Schedule of Exploration Expenses                              F-29

Notes to the Consolidated Financial Statements                             F-30



                                                        SEE ACCOMPANYING NOTES
                                                       DRUCKER INDUSTRIES, INC.
                                                      CONSOLIDATED BALANCE SHEETS
                                               September 30, 2000 and December 31, 1999
                                                              (Unaudited)
                                                       (Stated in U.S. dollars)
                                                        ----------------------


                                                     ASSETS                    September 30         December 31,
                                                     ------
                                                                                   2000                 1999
                                                                                   ----                 ----

Current
   Cash and cash equivalents                                                 $      1,243,156     $      1,867,417
   Receivables  - oil                                                                 253,296                    -
                - interest                                                              2,075               10,958
   Prepaid expenses                                                                         -                1,089
   Advances receivable                                                                 11,545                8,202
                                                                             -----------------    -----------------
                                                                                    1,510,072            1,887,666
Oil and gas projects                                                                2,330,958            1,606,290
Capital assets, net                                                                     3,169                    -
                                                                             -----------------    -----------------
                                                                             $      3,844,199     $      3,493,956
                                                                             =================    =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current
   Accounts payable and accrued expenses                                     $        299,333     $         81,109
                                                                             ----------------     -----------------
Stockholders' Equity  - Note 2
   Common stock $.001 par value, authorized 50,000,000 shares:
     32,476,250 shares issued and outstanding                                          32,115               32,115
   Additional paid-in capital                                                       6,306,803            6,306,803
   Deficit                                                                      (   2,794,052)       (   2,926,071)
                                                                             ----------------     -----------------
                                                                                    3,544,866            3,412,847
                                                                             ----------------     -----------------
                                                                             $      3,844,199     $      3,493,956
                                                                             =================    =================


Commitment - Note 2
Subsequent Event - Note 3



                                                 SEE ACCOMPANYING NOTES


                                         DRUCKER INDUSTRIES, INC.
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                           for the nine months ended September 30, 2000 and 1999
                                                (Unaudited)
                                         (Stated in U.S. dollars)


                                                     Three months ended                  Nine months ended
                                                        September 30,                      September 30,
                                                   2000              1999              2000             1999
                                                   ----              ----              ----             ----
Revenue
   Oil and natural gas                       $       934,312   $             -   $     2,223,398  $             -
   Royalties                                    (    407,016)                -      (    961,822)               -
                                             ----------------  ----------------  ---------------- ----------------
                                                     527,296                 -         1,261,576                -
   Interest income                                    17,194            37,961            61,002          105,449
                                             ----------------  ----------------  ---------------- ----------------
                                                     544,490            37,961         1,322,578          105,449
                                             ----------------  ----------------  ---------------- ----------------
Expenses
   Production - Schedule 2                           294,882                 -           606,707                -
   Depletion                                          14,597                 -            33,262                -
   General and administrative expenses
    - Schedule 1                                      56,889            32,426           145,299          138,492
   Exploration expenses
    - Geological/geophysical - seismic               360,072                 -           401,474                -
    - Drilling and other  - Schedule 3                 2,207           406,964             3,817          704,737
                                             ----------------  ----------------  ---------------- ----------------
                                                     728,647           439,390         1,190,559          843,229
                                             ----------------  ----------------  ---------------- ----------------
Net income (loss)                            $  (    184,157)  $  (    401,429)  $       132,019  $   (   737,780)
                                             ================  ================  ================ ================
Net income (loss) per share                  $  (      0.01)   $  (      0.01)   $         0.00   $  (      0.02)
                                             ================  ================  ================ ================
Weighted average shares outstanding               32,476,250        32,476,250        32,476,250       32,476,250
                                             ================  ================  ================ ================



                                                 SEE ACCOMPANYING NOTES


                                            DRUCKER INDUSTRIES, INC.
                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                for the nine months ended September 30, 2000 and
                     1999 and February 4, 1971 (Date of Incorporation) to September 30, 2000
                                                   (Unauditd)
                                            (Stated in U.S. dollars)
                                             ----------------------


                                                                                             Deficit
                                                                                           Accumulated
                                                                           Additional      During the
                                                   Common Stock              Paid-in       Exploration
                                                   ------------
                                              Shares          Amount         Capital          Stage           Total
                                              ------          ------         -------          -----           -----
Balance, December 31, 1998                    32,476,250  $       32,115 $    6,306,803  $  ( 2,352,887) $    3,986,031
Net loss for the nine months ended
 September 30, 1999                                    -               -              -     (   737,780)    (   737,780)
                                              ----------  -------------- --------------- --------------- ---------------
Balance, September 30, 1999                   32,476,250          32,115      6,306,803     ( 3,090,667)      3,248,251

Net income for the three months ended
 December 31, 1999                                     -               -              -         164,596         164,596
                                              ----------  -------------- --------------- --------------- ---------------
Balance, December 31, 1999                    32,476,250          32,115      6,306,803     ( 2,926,071)      3,412,847
Net income for the nine months ended
 September 30, 2000                                    -               -              -         132,019         132,019
                                              ----------  -------------- --------------- --------------- ---------------
Balance, September 30, 2000                   32,476,250  $       32,115 $    6,306,803  $  ( 2,794,052) $    3,544,866
                                              ==========  ============== =============== =============== ===============



                                                 SEE ACCOMPANYING NOTES

                                            DRUCKER INDUSTRIES, INC.
                                      CONSOLIDATED STATEMENTS OF CASH FLOW
                              for the nine months ended September 30, 2000 and 1999
                                                   (Unaudited)
                                            (Stated in U.S. dollars)
                                             ----------------------


                                                                                Nine months ended September 30,
                                                                                   2000                 1999
                                                                                   ----                 ----
Cash flow from operating activities:
   Net income (loss)                                                        $         132,019    $  (      737,780)
   Add items not affecting cash:
     Amortization                                                                         511                    -
     Depletion                                                                         33,262                    -
                                                                            ------------------   ------------------
                                                                                      165,792       (      737,780)
   Net changes in non-cash working capital items
   related to operations:
     Receivable  - oil                                                         (      253,296)                   -
                 - interest                                                             8,883       (        1,669)
     Prepaid expenses                                                                   1,089                2,269
     Advance receivable                                                        (        3,343)                   -
     Accounts payable and accrued expenses                                            218,224               95,238
                                                                            ------------------   ------------------
Cash flow provided by (used in) operating activities                                  137,349       (      641,942)
                                                                            ------------------   ------------------
Cash flows used in investing activities
   Oil and gas projects costs                                                  (      757,930)             776,700
   Capital assets                                                              (        3,680)                   -
                                                                            ------------------   ------------------
Cash flow provided by (used in) investing activities                           (      761,610)             776,700
                                                                            ------------------   ------------------
Net increase (decrease) in cash                                                (      624,261)             134,758
Cash and cash equivalents, beginning of period                                      1,867,417            2,763,628
                                                                            ------------------   ------------------
Cash and cash equivalents, end of period                                    $       1,243,156    $       2,898,386
                                                                            ==================   ==================
Cash and cash equivalents consists of:
   Cash (bank overdraft)                                                    $          55,471    $  (    1,060,594)
   Term deposits                                                                    1,187,685            3,958,980
                                                                            ------------------   ------------------
                                                                            $       1,243,156    $       2,898,386
                                                                            ==================   ==================


                                                 SEE ACCOMPANYING NOTES


                                            DRUCKER INDUSTRIES, INC.                                 Schedule 1
                         CONSOLIDATED SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                             for the nine months ended September 30, 2000 and 1999
                                                  (Unaudited)
                                           (Stated in U.S. dollars)
                                            ----------------------


                                                        Three months ended                  Nine months ended
                                                           September 30,                      September 30,
                                                      2000              1999              2000             1999
                                                      ----              ----              ----             ----
Accounting and audit fees                         $        9,740   $        1,824    $       27,417    $       39,481
Amortization                                                 307                -               511                 -
Consulting                                                11,166           10,763            33,004            43,537
Foreign exchange loss                                        944              662             1,732             1,213
Interest and bank charges                                    501            1,095             1,143             1,707
Investor relations                                         9,035            9,611            30,863            21,028
Legal                                                     11,225                -            13,910                66
Office and general                                         8,570            5,726            23,805            18,290
Rent                                                       3,249            2,010             8,800             6,049
Transfer agent fee                                           920              425             2,425             1,074
Travel                                                     1,232              310             1,689             6,047
                                                 ---------------   --------------   ---------------    --------------
                                                 $        56,889   $       32,426   $       145,299    $      138,492
                                                 ===============   ==============   ===============    ==============



                                                 SEE ACCOMPANYING NOTES

                                            DRUCKER INDUSTRIES, INC.                                 Schedule 2
                                  CONSOLIDATED SCHEDULE OF PRODUCTION EXPENSES
                              for the nine months ended September 30, 2000 and 1999
                                                   (Unaudited)
                                            (Stated in U.S. dollars)
                                             ----------------------


                                                   Three months ended                  Nine months ended
                                                      September 30,                      September 30,
                                                 2000              1999             2000              1999
                                                 ----              ----             ----              ----

Administration                              $       49,958   $            -    $      107,775   $            -
General operating expenses                         135,954                -           244,178                -
Handling and trucking                              108,970                -           254,754                -
                                            --------------   --------------    --------------   --------------
                                            $      294,882   $            -    $      606,707   $            -
                                            ==============   ==============    ==============   ==============



                                                 SEE ACCOMPANYING NOTES
                                                          F-28



                                            DRUCKER INDUSTRIES, INC.                                 Schedule 3
                       CONSOLIDATED SCHEDULE OF EXPLORATION EXPENSES - DRILLING AND OTHER
                             for the nine months ended September 30, 2000 and 1999
                                                   (Unaudited)
                                            (Stated in U.S. dollars)
                                             ----------------------


                                                   Three months ended                  Nine months ended
                                                      September 30,                      September 30,
                                                 2000              1999             2000              1999
                                                 ----              ----             ----              ----

Administration                              $            -   $        8,559    $            -   $       44,845
Consumables                                              -                -                 -          111,119
Drilling                                                 -          368,821                 -          409,841
General operating expenses                               -           29,584                 -           55,546
Geological/Geophysical - other                       2,207                -             3,817           83,386
                                            --------------   --------------    --------------   --------------
                                            $        2,207   $      406,964    $        3,817   $      704,737
                                            ==============   ==============    ==============   ==============



                                                 SEE ACCOMPANYING NOTES

                            DRUCKER INDUSTRIES, INC.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 2000
                                   (Unaudited)
                            (Stated in U.S. dollars)
                             ----------------------


NOTE 1        INTERIM REPORTING

              While the information presented in the accompanying interim nine months financial statements is unaudited, (except for as indicated in Independent Accountants' Report), it includes all adjustment which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented. All adjustments are of a normal recurring nature. It is suggested that these interim financial statements be read in conjunction with the company's December 31, 1999 annual financial statements.

NOTE 2        COMMON STOCK

              Commitments

              Share Purchase Warrants

              At September 30, 2000, 5,542,065 share purchase warrants are outstanding. Each warrant entitles the holder to purchase one additional unit of the company at $0.40 per unit until the earlier of March 31, 2001 and the 90th day after the date on which the weighted average trading price of the company's shares exceed $2.50 per share for 10 consecutive trading days. Each unit consists of one common share of the company and one additional warrant. Each additional warrant entitles the holder to purchase one additional common share of the company at $0.60 per share. The additional warrants will expire one year after the occurrence of the exercise of the original warrants.

              Share Purchase Options

              At September 30, 2000, 2,950,000 share purchase options are outstanding. Each option entitles the holder thereof the right to acquire one new common share of the company at $0.40 per share to June 30, 2004

NOTE 3        SUBSEQUENT EVENT

              Subsequent to September 30, 2000, the company advanced $600,000 pursuant to a cash call for its share of costs for a second well in Algeria.

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  DRUCKER, INC.
               (Exact name of Registrant as specified in charter)



                                    EXHIBITS

                                  EXHIBIT INDEX

Exhibit No.                         Item

3.1               Articles of Incorporation to Drucker Industries, Inc.*

3.2               Bylaws to Drucker Industries, Inc.*

3.3 Certificate of Amendment to Certificate of Incorporation (name change to Drucker, Inc.)

5.1               Form of Opinion of Michael A. Littman

23.1              Consent of Michael A. Littman, dated November 30, 2000

23.2              Consent of Auditor, dated November 30, 2000

*Incorporated by reference to Form 10SB Registration Statement filed August 18, 1997, #0- 29670

                                       72